As filed with the Securities and Exchange Commission December 15 , 2017	Registration Statement No. 333-220782

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON

FORM S-1

UNDER

THE SECURITIES ACT OF 1933

EVAMEDIA CORP.

(Exact name of registrant as specified in its charter)

EVERYTHINGAMPED CORPORATION

(Former Name of Registrant as Specified in its Charter)

Delaware	47-3165462	6770
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)	(Primary Standard Industrial Classification Code Number)

75 Broadway, Suite 202

San Francisco, CA 94111

(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: 415-361-4046

David Boulette

75 Broadway Suite 202

San Francisco, CA 94111

Telephone 415-361-4046

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copy to:

Jolie Kahn, Esq.

33 Edgewood

Locust Valley, NY 11560

Telephone (516) 217-6379

Approximate Date of Commencement of Proposed Sale to the Public: At such time or times after the effective date of this registration statement as the company determines.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “small reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [X]
(Do not check if a smaller reporting company)

Emerging growth company [X]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (3)
Common Stock, par value $0.0001 per share (1)	472,491	$0.45	$212,621	$26.47

(1)	Pursuant to Rule 416 under the Securities Act of 1933, the securities being registered hereunder as to include such indeterminate number of additional shares of common stock as may be issuable as a result of stock splits, stock dividends, and similar transactions.

(2)

The selling stockholders may offer their shares from time to time directly or through one or more underwriters, broker-dealers or agents, in the over-the-counter market at market prices prevailing at the time of sale, in one or more privately negotiated transactions at prices acceptable to the selling stockholders, or otherwise, if and when our common stock is trading on the OTCQB, the OTCQX or a listed exchange, and if not, sales may only take place at fixed prices.

(3)	Calculated pursuant to Rule 457(a) based on the Amount of Securities to be Registered multiplied by the Proposed Maximum Offering Price per Unit, and paid in conjunction with the filing of the Registration Statement on Form S-1 on October 3, 2017.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Subject to Completion, dated December 15, 2017

PRELIMINARY PROSPECTUS

EVAMEDIA CORP.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL AND IS NOT A SOLICITATION OF AN OFFER TO BUY IN ANY STATE IN WHICH AN OFFER, SOLICITATION OR SALE IS NOT PERMITTED

472,491 Shares of Common Stock

This prospectus relates to the offer and sale of up to 472,491 shares of common stock of EvaMedia Corp, a Delaware corporation, issued to certain selling stockholders, which are signatories on the below listed securities purchase agreement dated February 16, 2017, between the selling stockholders and us, and that may be offered and sold from time to time by the selling stockholders.

This prospectus covers any additional shares of common stock that may become issuable by reason of stock splits, stock dividends, and other events described therein. The shares of common stock offered hereunder were acquired by the selling stockholders in a private placement with us that closed on February 16, 2017. We are registering shares for resale which were sold to the selling stockholders in the February 16, 2017 private placement.

Unless otherwise noted, the terms “the Company,” “our Company,” “EverythingAmped,” “EvaMedia,” “we,” “us” and “our” refer to EvaMedia Corp. and its subsidiaries.

The selling stockholders may offer their shares from time to time directly or through one or more underwriters, broker-dealers or agents, in the over-the-counter market at market prices prevailing at the time of sale, in one or more privately negotiated transactions at prices acceptable to the selling stockholders, or otherwise.

We are registering these shares of our common stock for resale by the selling stockholders named in this prospectus, or their transferees, pledgees, donees or assigns or other successors-in-interest that receive any of the shares as a gift, distribution, or other non-sale related transfer. We will not receive any proceeds from the sale of shares by the selling stockholders. These shares are being registered to permit the selling stockholders to sell shares from time to time, in amounts, at prices and on terms determined at the time of offering. The selling stockholders may sell this common stock through ordinary brokerage transactions, directly to market makers of our shares or through any other means described in the section entitled “PLAN OF DISTRIBUTION” beginning of page 45. In connection with any sales of the common stock offered hereunder, the selling stockholders, any underwriters, agents, brokers or dealers participating in such sales may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

We will pay the expenses related to the registration of the shares covered by this prospectus. The selling stockholders will pay any commissions and selling expenses they may incur.

There is currently no public market for the Company’s securities. Once and once there are significant consistent revenues, the Company may wish to cause the Company’s common stock to trade in one or more United States securities markets. At such time as it qualifies, the Company may choose to apply for quotation of its securities on the OTCQB.

Our principal executive offices are located at 75 Broadway Suite 202, San Francisco, CA 94111. Our telephone number at that address is 415-361-4046.

Investing in the common stock offered by this prospectus is speculative and involves a high degree of risk. See “Risk Factors” beginning on page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 15, 2017.

You should rely only on the information contained in this prospectus and any related free writing prospectus that we may provide to you in connection with this offering. We have not, and the underwriter has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriter is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside the United States: neither we nor the underwriter have done anything that would permit this offering or possession or distribution of this prospectus or any free writing prospectus we may provide to you in connection with this offering in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus and any such free writing prospectus outside of the United States.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using the Securities and Exchange Commission’s registration rules for a delayed or continuous offering and sale of securities. Under the registration rules, using this prospectus and, if required, one or more prospectus supplements, we may distribute the shares of common stock covered by this prospectus. This prospectus also covers any shares of common stock that may become issuable as a result of stock splits, stock dividends or similar transactions.

A prospectus supplement may add, update or change information contained in this prospectus. We recommend that you read carefully this entire prospectus, especially the section entitled “Risk Factors” beginning on page 4, and any supplements before making a decision to invest in our common stock.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from the information contained in this prospectus. The common stock is not being offered in any jurisdiction where offers and sales are not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of when this prospectus is delivered or when any sale of our securities occurs.

Cautionary Note Regarding Forward-Looking Information

This prospectus, in particular the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” appearing herein, contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent our expectations, beliefs, intentions or strategies concerning future events, including, but not limited to, any statements regarding our assumptions about financial performance; the continuation of historical trends; the sufficiency of our cash balances for future liquidity and capital resource needs; the expected impact of changes in accounting policies on our results of operations, financial condition or cash flows; anticipated problems and our plans for future operations; and the economy in general or the future of the electrical storage device industry, all of which are subject to various risks and uncertainties.

When used in this prospectus as well as in reports, statements, and information we have filed with the Securities and Exchange Commission, in our press releases, presentations to securities analysts or investors, in oral statements made by or with the approval of an executive officer, the words or phrases “believes,” “may,” “will,” “expects,” “should,” “continue,” “anticipates,” “intends,” “will likely result,” “estimates,” “projects” or similar expressions and variations thereof are intended to identify such forward-looking statements. However, any statements contained in this prospectus that are not statements of historical fact may be deemed to be forward-looking statements. We caution that these statements by their nature involve risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors.

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PROSPECTUS SUMMARY

This summary highlights important information about this offering and our business. It does not include all information you should consider before investing in our common stock. Please review this prospectus in its entirety, including the risk factors and our financial statements and the related notes, before you decide to invest.

EvaMedia Corp. (formerly Brown Grotto Acquisition Corporation and then EverythingAmped Corporation) or the “Company” was incorporated on January 12, 2015 under the laws of the state of Delaware to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions.

On September 15, 2015, the Company effected a change in control by the redemption of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock. The then current officers and directors resigned and David Boulette was named the sole officer and director of the Company. Pursuant to the change in control the Company changed its name to EverythingAmped Corporation. On September 16, 2015, the Company issued 3,000,000 shares of common stock to Mr. Boulette. On April 28, 2017, the Company changed its name to EvaMedia Corp. by filing an amendment to its Certificate of Incorporation with the Secretary of State of the State of Delaware.

On February 16, 2017, the Company consummated a private placement of 472,491 restricted shares of its common stock to seven accredited third party investors at a purchase price of $0.45 per share for a total purchase price of $212,621. At the time of the closing of the private placement, the Company did not have a bank account opened in its name; therefore, the proceeds from the private placement were held in an account owned by EverythingAmped, Inc., a private company owned by David Boulette, the Company’s CEO. Expenses of the Company from January 1, 2017 through May 11, 2017, in the amount of $139,847 (comprised of $55,197 in general and administrative expenses and $84,650 in capitalized website development), were paid out of funds held in this account. On May 4, 2017, the Company opened a bank account, and on May 12, 2017, a net total of $72,774 was transferred from the EverythingAmped bank account into the Company’s bank account. All expenses from May 12, 2017 forward have been paid from the Company’s bank account. The Company retained a transfer agent subsequent to filing its Quarterly Report on Form 10-Q on August 14, 2017, and the shares were physically issued on August 30, 2017.

EvaMedia is a technology company that has created an advertising platform based on Big Data and Artificial Intelligence. Our technology is designed to address the needs of markets in which high volume advertisers want automated advertising purchases to have high conversion rates. We are focused on the large and growing digital advertising market that faces these challenges.

We believe that there are multiples of billions of daily trades across all digital advertising exchanges, as compared to the millions of daily trades executed by NASDAQ and the NYSE combined. Our system uses Artificial Intelligence, or AI, to match advertising campaigns to specific ad spots one at a time. Our system creates conversion mapping tables that allow us to consistently increase conversion rates by analyzing those trends which optimized historical conversion rates and further capitalize upon and improve those rates prospectively.

Our solution is designed to optimize brand campaigns which aim to create brand awareness as well as direct response campaigns that have a fixed conversion point. Members of our team have successfully run advertising campaigns for products and brands ranging from consumer products to clothing items to automobiles. We provide a differentiated solution that is simple, powerful, scalable and extensible across geographies, industry verticals and the display, mobile, social and video digital advertising channels.

We leverage “big data” as the research base for our focused ad campaigns. According to Merriam-Webster’s Dictionary (201 7 ), “big data” is “an accumulation of data that is too large and complex for processing by traditional database management tools.” Increasingly, companies are attempting to leverage big data to make strategic business decisions. At EvaMedia, rather than focusing on team of people manually review this data, we have built automated tools that perform this analysis and feed the information back into our decision logic. This allows us to easily scale the number of campaigns we can run simultaneously. As the number of campaigns we are running increases, we simply scale up our technology and hardware rather than increasing our man power. This sets us up to quickly and easily grow operations as new clients come onboard.

In July 2017, we began revenue generating activities and are generating our first revenues in the fourth quarter of 2017, with our first receivables expected to be collected in January 2018. Our current and potential clients include: Madrivo, Admedia, Rhythmone, Altitude-digital, beachfront media and Q1 media, which are all digital media firms for which we provide technology platforms. To date, we have insertion orders to generate revenue from our video, mobile, and display traffic.

Activities which have taken place in the fourth quarter of 2017 include:

- began running ebay ads on the websites the company owns. Ebay is paying us a flat rate of $0.30 a click.

- began running ads from Sortbale Inc. on the websites the Company owns. They are paying on varying price per click bases.

- began purchasing traffic from Genesis Media.

- began running video ads from Zippor on the Genesis Media traffic.

Revenue generated generally is paid 90 days after generated, so revenues from October 2017 will be paid in January 2018.

The Company may also seek to further grow its business in the future through a business combination with an entity offering owned and operated web sites and mobile apps integrated to build a custom demand side platform which would provide further online advertising opportunities. The determination as whether to seek any acquisition opportunities or the time of such activities will be determined by the Company’s board of directors as the Company’s current business plan develops and based upon future financing opportunities to provide capital to acquire businesses and support those activities once brought in house.

As the Company is first executing its business plan in the fourth quarter of 2017, with initial revenues not expected until the first quarter of 2018, it is not possible to assure that the Company’s business plan will be successful or the period of time which will elapse before it is successful. The startup market is highly competitive and the percentage of companies that survive and prosper is small. Startup investments often experience unexpected problems in the areas of product development, manufacturing, marketing, financing, and general management, among others, which frequently cannot be solved. In addition, Startups may require substantial amounts of financing, which may not be available through institutional private placements, the public markets or otherwise.

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The Company has not generated any revenue since inception to date and has sustained an operating loss of $149,742 for the period ended September 30, 2017. The Company had a working capital deficit of $29,037 and an accumulated deficit of $205,554 as of September 30, 2017. The Company’s continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations and/or obtaining additional financing from its members or other sources, as may be required. In order to maintain its current level of operations, the Company will require additional working capital from either cash flow from operations or from the sale of its equity. However, the Company currently has no commitments from any third parties for the purchase of its equity. If the Company is unable to acquire additional working capital, it will be required to significantly reduce its current level of operations.

The Offering

Use of Proceeds:	We will not receive any proceeds from sales made under this registration statement.

Common stock outstanding:	3,972,491 shares as of December 15, 2017.

Dividend policy:	Dividends on our common stock may be declared and paid when and as determined by our board of directors. We have not paid and do not expect to pay dividends on our common stock.

Use of proceeds:	We will not receive any proceeds from the sale of the common stock registered hereunder for the selling shareholders.

Risk Factors

See “Risk Factors” beginning on page 4 for a discussion of factors you should carefully consider before deciding to invest in our common stock.

Some of these risks include:

Our business is subject to numerous risks, some of these risks include:

●	our limited operating history makes it difficult to evaluate our business and prospects and may increase the risks associated with your investment;

●	if we do not manage our growth effectively, the quality of our solution or our relationships with our customers may suffer, and our operating results may be negatively affected;

●	if we fail to make the right investment decisions in our offerings and technology platform, we may not attract and retain advertisers and advertising agencies and our revenue and results of operations may decline;

●	we have a history of losses and may not achieve or sustain profitability in the future;

●	we may experience fluctuations in our operating results, which make our future results difficult to predict and could cause our operating results to fall below investors’ and analysts’ expectations;

●	if we are unable to attract new advertising customers and sell additional offerings to our existing customers, our revenue growth will be adversely affected;

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●	if the use of “third party cookies” is rejected by Internet users, restricted or otherwise subject to unfavorable regulation, our performance could decline and we could lose advertisers and revenue;

●	potential “Do Not Track” standards or government regulation could negatively impact our business by limiting our access to the anonymous user data that informs the advertising campaigns we run, and as a result could degrade our performance for our customers; and

●	our international expansion subjects us to additional costs and risks and may not yield returns, including anticipated revenue growth, in the foreseeable future, and our continued expansion internationally may not be successful; and we may not be able to compete successfully against current and future competitors because competition in our industry is intense, and our competitors may offer solutions that are perceived by our customers to be more attractive than ours, which could result in declining revenue, or inability to grow our business.

Our Address

Our principal executive offices are located at 75 Broadway Suite 202, San Francisco, CA 94111.

Our telephone number at that address is 415-361-4046.

The number of shares of common stock that will be outstanding immediately after this offering is based on the 3,972,491 shares of our common stock outstanding as of December 15, 2017.

JOBS Act

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.0 billion or (c) in which we become a large accelerated filer, which means that we have been public for at least 12 months, have filed at least one annual report and the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last day of our then most recently completed second fiscal quarter, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. We refer to the Jumpstart Our Business Startups Act of 2012 as the “JOBS Act,” and references to “emerging growth company” have the meaning associated with such term in the JOBS Act.

In addition, the JOBS Act provides that an emerging growth company can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves of this exemption and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

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RISK FACTORS

Investing in our common stock is very speculative and involves a high degree of risk and uncertainty. You should carefully consider all of the information in this prospectus before making an investment decision. The following are among the risks we face related to our business, assets and operations. They are not the only risks we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also arise. Any of these risks could materially and adversely affect our business, results of operations and financial condition, which in turn could materially and adversely affect the trading price of our common stock. You should not purchase our shares unless you can afford to lose your entire investment.

We have a history of operating losses and we may not achieve or maintain profitability in the future.

We incurred losses of $51,787 in fiscal 2016 and $149,742 in the nine months ended September 30, 2017 as well as having working capital of $680 as of that date. We may not achieve or maintain profitability in the future. We expect that our operating expenses will increase substantially as we hire additional employees, increase our marketing efforts, expand our operations and continue to invest in the development of our platform, including new services and features for our members. These efforts may be more costly than we expect and our revenue may not increase sufficiently to offset these additional expenses. In addition, as a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. Further, our revenue growth may slow or our revenue may decline for a number of reasons, including those described in these Risk Factors.

Our quarterly operating results may fluctuate, which could cause our stock price to decline.

Our quarterly operating results may fluctuate for a variety of reasons, many of which are beyond our control. These reasons include those described in these Risk Factors as well as the following:

●	fluctuations in revenue generated from our business;

●	our success in retaining existing members and attracting new members;

●	the amount and timing of our operating expenses;

●	the timing and success of new services and features we introduce;

●	the impact of competitive developments and our response to those developments;

●	our ability to manage our existing business and future growth;

●	disruptions or defects in our marketplace, such as privacy or data security breaches; and

●	economic and market conditions, particularly those affecting our industry.

Fluctuations in our quarterly operating results may cause those results to fall below the expectations of analysts or investors, which could cause the price of our common stock to decline. Fluctuations in our results could also cause a number of other problems. For example, analysts or investors might change their models for valuing our common stock, we could experience short-term liquidity issues, our ability to retain or attract key personnel may diminish and other unanticipated issues may arise.

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In addition, we believe that our quarterly operating results may vary in the future and that period-to-period comparisons of our operating results may not be meaningful. For example, our historical growth may have overshadowed the seasonal effects on our historical operating results. These seasonal effects may become more pronounced over time, which could also cause our operating results to fluctuate. You should not rely on the results of one quarter as an indication of future performance.

We are a new business with an unproven model and uncertain regulatory ramifications, and we cannot predict our results.

We are a new business in a new industry, and we cannot predict how this may impact our results. Some of the factors creating this uncertainty are:

●	our limited operating history makes it difficult to evaluate our business and prospects and may increase the risks associated with your investment;

●	if we are unable to attract new advertising customers and sell additional offerings to our existing customers, our revenue growth will be adversely affected;

●	if the use of “third party cookies” is rejected by Internet users, restricted or otherwise subject to unfavorable regulation, our performance could decline and we could lose advertisers and revenue;

●	potential “Do Not Track” standards or government regulation could negatively impact our business by limiting our access to the anonymous user data that informs the advertising campaigns we run, and as a result could degrade our performance for our customers;

●	we may not be able to compete successfully against current and future competitors because competition in our industry is intense, and our competitors may offer solutions that are perceived by our customers to be more attractive than ours, which could result in declining revenue, or inability to grow our business.

Adherence to our values and our focus on long-term sustainability may negatively influence our short- or medium-term financial performance.

Our values are integral to everything we do, and accordingly, we intend to focus on the long-term sustainability of our business and our ecosystem. We may take actions that we believe will benefit our business and our ecosystem and, therefore, our stockholders over a period of time, even if those actions do not maximize short- or medium-term financial results. However, these longer-term benefits may not materialize within the timeframe we expect or at all. For example:

●	we may choose to prohibit the sale of items in our marketplace that we believe are inconsistent with our values even though we could benefit financially from the sale of those items;

●	we may choose to revise our policies in ways that we believe will be beneficial to our members and our ecosystem in the long term even though the changes are perceived unfavorably among our existing members; or

●	we may take actions, such as investing in alternative forms of shipping or locating our servers in low-impact data centers, that reduce our environmental footprint even though these actions may be more costly than other alternatives.

Further expansion into markets outside of the United States is important to the growth of our business but will subject us to risks associated with operations abroad.

Expanding our business into markets outside of the United States is an important part of our strategy. Although we have a significant number of members outside of the United States, we have limited experience in developing local markets outside the United States.

In addition, competition is likely to intensify in the international markets where we operate and plan to expand our operations. Local companies based in markets outside the United States may have a substantial competitive advantage because of their greater understanding of, and focus on, those local markets. Some of our competitors may also be able to develop and grow in international markets more quickly than we will.

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Continued expansion in markets outside of the United States will also require significant financial investment. These investments include marketing to attract and retain new members, developing localized services, forming relationships with third-party service providers, supporting operations in multiple countries and potentially acquiring companies based outside the United States and integrating those companies with our operations.

Doing business in markets outside of the United States also subjects us to increased risks and burdens such as:

●	complying with different regulatory standards (including those related to the use of personal information, particularly in the European Union);

●	managing and staffing operations over a broader geographic area with varying cultural norms and customs;

●	adapting our platform to local cultural norms and customs;

●	potentially heightened risk of fraudulent transactions;

●	limitations on the repatriation of funds and fluctuations of foreign exchange rates;

●	exposure to liabilities under anti-corruption, anti-money laundering and export control laws, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act of 2010, trade controls and sanctions administered by the U.S. Office of Foreign Assets Control, and similar laws and regulations in other jurisdictions;

●	varying levels of Internet, e-commerce and mobile technology adoption and infrastructure;

●	our ability to enforce contracts and intellectual property rights in jurisdictions outside the United States; and

●	barriers to international trade, such as tariffs or other taxes.

Finally, operating in markets outside of the United States requires significant management attention. If we invest substantial time and resources to expand our operations outside of the United States and cannot manage these risks effectively, the costs of doing business in those markets may be prohibitive or our expenses may increase disproportionately to the revenue generated in those markets.

We have historically had a change in control and our business model has recently changed to development of an advertising platform based upon big data and artificial intelligence, and we cannot assure that we will be successful in the transition.

On September 15, 2015, the Company effected a change in control by the redemption of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock. The then current officers and directors resigned and David Boulette was named the sole officer and director of the Company. Pursuant to the change in control the Company changed its name to EverythingAmped Corporation (which was later changed to EvaMedia Corp.). On September 16, 2015, the Company issued 3,000,000 shares of common stock to Mr. Boulette, our CEO. In July 2017, we commenced development of opportunities to generate revenues from a developed platform rather than focusing on acquiring an existing business, thus no longer engaging as a shell company seeking to grow through acquisition opportunities. Our management and board of directors has confirmed that it has no further experience with growing businesses through shell companies.

We cannot assure you that we will be successful in this transition to the new platform and face risks as a start up such as:

●	Rapidly changing technologies;

●	Products or technologies that may quickly become obsolete;

●	Scarcity of management, technical, scientific, research and marketing personnel with appropriate training;

●	The possibility of lawsuits related to patents and intellectual property; and

●	Rapidly changing investor sentiments and preferences with regard to technology sector investments.

We face intense competition and may not be able to compete effectively.

Competition for our advertisers’ advertising budgets is intense. We also expect competition to increase as the barriers to enter our market are low. Increased competition may force us to charge less for our solution, or offer pricing models that are less attractive to us and decrease our margins. Our principal competitors include companies that offer demand-side platforms that allow advertisers to purchase inventory directly from advertising exchanges or other third parties and manage their own consumer data, traditional advertising networks and advertising agencies themselves.

We also rely predominately on advertising agencies to purchase our solution on behalf of advertisers, and certain of those agencies or agency holding companies are creating competitive solutions, referred to as agency trading desks. If these agency trading desks are successful in leveraging their relationships with the advertisers we may be unable to compete even if our solution is more effective. Many agencies that we work with are also owned by large agency holding companies. For various reasons related to the agencies’ own priorities or those of their holding companies, they may not recommend our solution, even though it may be more effective, and we may not have the opportunity to demonstrate our value to advertisers.

We also compete with services offered through large online portals that have significant brand recognition, such as Yahoo!, Google, AOL and MSN. These large portals have substantial proprietary digital advertising inventory that may provide them with competitive advantages, including far greater access to Internet user data, and the ability to significantly influence pricing for digital advertising inventory. We also compete for a share of advertisers’ total advertising budgets with online search advertising, for which we do not offer a solution, and with traditional advertising media, such as direct mail, television, radio, cable and print. Some of our competitors have also established reputations for specific services, such as retargeting with dynamic creative, for which we do not have an established market presence. Many current and potential competitors have competitive advantages relative to us, such as longer operating histories, greater name recognition, larger client bases, greater access to advertising inventory on premium websites and significantly greater financial, technical, sales and marketing resources. Increased competition may result in reduced pricing for our solution, longer sales cycles or a decrease of our market share, any of which could negatively affect our revenue and future operating results and our ability to grow our business.

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Our ability to recruit and retain employees is important to our success.

We strive to attract and motivate employees, from our office administrators to our management team, who share our dedication to our community and our mission.

Some of the challenges we face in attracting and retaining employees include:

●	preserving our company culture as we grow;

●	continuing to attract and retain employees who share our values;

●	promoting existing employees into leadership positions to help sustain and grow our culture;

●	hiring employees in multiple locations globally;

●	responding to competitive pressures and changing business conditions in ways that do not divert us from our values; and

●	integrating new personnel and businesses from acquisitions.

Our ability to attract, retain and motivate employees, including our management team, is important to our success. In general, our key personnel work for us on an at-will basis. Other companies, including our competitors, may be successful in recruiting and hiring our employees, and it may be difficult for us to find suitable replacements on a timely basis or on competitive terms.

Filling engineering, product management and other technical positions in the New York City area is particularly challenging, especially in light of our distinctive technology philosophy and engineering culture. Qualified individuals are limited and in high demand, and we may incur significant costs to attract, develop and motivate them. Even if we were to offer higher compensation and other benefits, people with suitable technical skills may choose not to join us or to continue to work for us. If we are not able to maintain our engineering culture and broader company culture, then our ability to recruit and retain employees could suffer and our business would be harmed.

Our business is subject to a large number of U.S. and non-U.S. laws, many of which are evolving.

We are subject to a variety of laws and regulations in the United States and around the world, including those relating to traditional businesses, such as employment laws and taxation, and newer laws and regulations focused on the Internet and online commerce, such as payment systems, privacy, anti-spam, data protection, electronic contracts and consumer protection. These laws and regulations are continuously evolving, and compliance is costly and can require changes to our business practices and significant management time and effort. Additionally, it is not always clear how existing laws apply to the Internet as many of these laws do not address the unique issues raised by the Internet or online commerce.

For example, laws relating to online privacy are evolving differently in different jurisdictions. Federal, state and non-U.S. governmental authorities, as well as courts interpreting the laws, continue to evaluate the privacy implications of the use of third-party “cookies,” “web beacons” and other methods of online tracking. The United States, the European Union and other governments have enacted or are considering legislation that could significantly restrict the ability of companies and individuals to collect and store user information, such as by regulating the level of consumer notice and consent required before a company can employ cookies or other electronic tracking tools.

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In some cases, non-U.S. privacy, data protection, consumer protection and other laws and regulations are more restrictive than those in the United States. For example, the European Union traditionally has imposed stricter obligations under such laws than the United States. Consequently, the expansion of our operations internationally may require changes to the ways we collect and use consumer information.

Existing and future laws and regulations enacted by federal, state or non-U.S. governments could impede the growth or use of the Internet or online commerce. It is also possible that governments of one or more countries may seek to censor content available on our platform or may even attempt to block access to our platform. If we are restricted from operating in one or more countries, our ability to attract or retain members may be adversely affected and we may not be able to grow our business as we anticipate.

We strive to comply with all applicable laws, but they may conflict with each other, and by complying with the laws or regulations of one jurisdiction, we may find that we are violating the laws or regulations of another jurisdiction. Despite our efforts, we may not have fully complied in the past and may not in the future. If we become liable under laws or regulations applicable to us, we could be required to pay significant fines and penalties, and we may be forced to change the way we operate. That could require us to incur significant expenses or to discontinue certain services, which could negatively affect our business.

Additionally, if third parties with whom we work violate applicable laws or our policies, those violations could result in other liabilities for us and could harm our business.

We may be unable to protect our intellectual property adequately.

Our intellectual property is an essential asset of our business. To establish and protect our intellectual property rights, we rely on a combination of trade secret, copyright, trademark and, to a lesser extent, patent laws, as well as confidentiality procedures and contractual provisions. The efforts we have taken to protect our intellectual property may not be sufficient or effective. We generally do not elect to register our copyrights or the majority of our trademarks, relying instead on the laws protecting unregistered intellectual property, which may not be sufficient. In addition, our copyrights and trademarks, whether or not registered, and patents, may be held invalid or unenforceable if challenged. While we have obtained or applied for patent protection with respect to some of our intellectual property, we generally do not rely on patents as a principal means of protecting intellectual property. To the extent we do seek patent protection, any U.S. or other patents issued to us may not be sufficiently broad to protect our proprietary technologies.

In addition, we may not be effective in policing unauthorized use of our intellectual property. Even if we do detect violations, we may need to engage in litigation to enforce our intellectual property rights. Any enforcement efforts we undertake, including litigation, could be time-consuming and expensive and could divert our management’s attention. In addition, our efforts may be met with defenses and counterclaims challenging the validity and enforceability of our intellectual property rights or may result in a court determining that our intellectual property rights are unenforceable. If we are unable to cost-effectively protect our intellectual property rights, then our business could be harmed.

We may be subject to intellectual property claims, which are extremely costly to defend, could require us to pay significant damages and could limit our ability to use certain technologies in the future.

Companies in the Internet and technology industries are frequently subject to litigation based on allegations of infringement or other violations of intellectual property rights. We periodically receive notices that claim we have infringed, misappropriated or misused other parties’ intellectual property rights. To the extent we gain greater public recognition, we may face a higher risk of being the subject of intellectual property claims. Third-party intellectual property rights may cover significant aspects of our technologies or business methods or block us from expanding our offerings. Any intellectual property claim against us, with or without merit, could be time consuming and expensive to settle or litigate and could divert the attention of our management. Litigation regarding intellectual property rights is inherently uncertain due to the complex issues involved, and we may not be successful in defending ourselves in such matters.

In addition, some of our competitors have extensive portfolios of issued patents. Many potential litigants, including some of our competitors and patent holding companies, have the ability to dedicate substantial resources to enforcing their intellectual property rights. Any claims successfully brought against us could subject us to significant liability for damages and we may be required to stop using technology or other intellectual property alleged to be in violation of a third party’s rights. We also might be required to seek a license for third-party intellectual property. Even if a license is available, we could be required to pay significant royalties or submit to unreasonable terms, which would increase our operating expenses. We may also be required to develop alternative non-infringing technology, which could require significant time and expense. If we cannot license or develop technology for any allegedly infringing aspect of our business, we would be forced to limit our service and may be unable to compete effectively. Any of these results could harm our business.

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We may be involved in litigation matters that are expensive and time consuming.

In addition to intellectual property claims, we may become involved in other litigation matters, including class action lawsuits. Any lawsuit to which we are a party, with or without merit, may result in an unfavorable judgment. We also may decide to settle lawsuits on unfavorable terms. Any such negative outcome could result in payments of substantial damages or fines, damage to our reputation or adverse changes to our offerings or business practices. Any of these results could adversely affect our business. In addition, defending claims is costly and can impose a significant burden on our management.

Our software is highly complex and may contain undetected errors.

The software underlying our platform is highly complex and may contain undetected errors or vulnerabilities, some of which may only be discovered after the code has been released. We rely heavily on a software engineering practice known as “continuous deployment,” meaning that we typically release software code many times per day. This practice may result in the more frequent introduction of errors or vulnerabilities into the software underlying our platform. Any errors or vulnerabilities discovered in our code after release could result in damage to our reputation, loss of members, loss of revenue or liability for damages, any of which could adversely affect our growth prospects and our business.

We are subject to the terms of open source licenses because our platform incorporates open source software.

The software powering our marketplace incorporates software covered by open source licenses. In addition, we regularly contribute source code to open source software projects and release internal software projects under open source licenses, and we anticipate doing so in the future. The terms of many open source licenses have not been interpreted by U.S. courts and there is a risk that the licenses could be construed in a manner that imposes unanticipated conditions or restrictions on our ability to operate our marketplace. Under certain open source licenses, we could be required to publicly release the source code of our software or to make our software available under open source licenses. To avoid the public release of the affected portions of our source code, we could be required to expend substantial time and resources to re-engineer some or all of our software. In addition, use of open source software can lead to greater risks than use of third-party commercial software because open source licensors generally do not provide warranties or controls on the origin of the software. Use of open source software may also present additional security risks because the public availability of such software may make it easier for hackers and other third parties to determine how to compromise our platform. Additionally, because any software source code we contribute to open source projects is publicly available, our ability to protect our intellectual property rights in such software source code may be limited or lost entirely, and we will be unable to prevent our competitors or others from using such contributed software source code. Any of these risks could be difficult to eliminate or manage and, if not addressed, could adversely affect our business, financial condition and results of operations.

Our business may be subject to sales and other taxes.

The application of indirect taxes, such as sales and use tax, value-added tax, or VAT, provincial taxes, goods and services tax, business tax and gross receipt tax, to businesses like ours and to our members is a complex and evolving issue. For example, as of January 1, 2015, the European Union imposed an obligation on marketplaces to collect and remit VAT on sales of automatically-downloaded digital items, and we are in the process of implementing such collection and remittance procedures. Significant judgment is required to evaluate applicable tax obligations and as a result amounts recorded are estimates and could change

We may experience fluctuations in our tax obligations and effective tax rate.

We are subject to taxation in the United States and in numerous other jurisdictions. We record tax expense based on current tax payments and our estimates of future tax payments, which may include reserves for estimates of probable settlements of tax audits. At any one time, multiple tax years could be subject to audit by various taxing jurisdictions. As a result, we expect that throughout the year there could be ongoing variability in our quarterly tax rates as taxable events occur and exposures are re-evaluated. Further, our effective tax rate in a given financial statement period may be adversely impacted by changes in tax laws, changes in the mix of revenue among different jurisdictions, changes to accounting rules and changes to our ownership or capital structure. Fluctuations in our tax obligations and effective tax rate could adversely affect our business.

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We rely on consumer discretionary spending and may be adversely affected by economic downturns and other macroeconomic conditions or trends.

Macroeconomic conditions may adversely affect our business. If general economic conditions deteriorate in the United States or other markets where we operate, consumer discretionary spending may decline and demand for the goods available in our marketplace may be reduced. This would cause sales in our marketplace to decline and adversely impact our business.

Even without changes in economic conditions, the demand for the goods listed in our marketplace is dependent on consumer preferences. Consumer preferences can change quickly and may differ across generations and cultures. Trends in socially-conscious consumerism and buying locally could also shift or slow to the detriment of our business. Our growth prospects would also be hampered if the shift to online and mobile commerce does not continue.

We may need additional capital, which may not be available to us on acceptable terms or at all.

We believe that our existing cash and cash equivalents and short-term investments, together with cash generated from operations and available borrowing capacity under our credit facility, will be enough to meet our anticipated cash needs for at least the next 12 months. However, we may require additional cash resources due to changed business conditions or other developments, such as acquisitions or investments we may decide to pursue. If our resources are insufficient to satisfy our cash requirements, we may seek to borrow funds under our credit facility or sell additional equity or debt securities. The sale of additional equity securities could result in dilution to our existing stockholders. Borrowing funds would result in increased debt service obligations and could result in additional operating and financial covenants that would limit our operations. It is also possible that financing may not be available to us in amounts or on terms acceptable to us, if at all.

If our insurance coverage is insufficient or our insurers are unable to meet their obligations, our insurance may not mitigate the risks facing our business.

We contract for insurance to cover a number of risks and potential liabilities. Our insurance policies cover areas such as general liability, errors and omissions liability, employment liability, business interruptions, data breach, crime, product liability and directors’ and officers’ liability. For certain types of business risk, we may not be able to, or may choose not to, acquire insurance. In addition, we may not obtain enough insurance to adequately mitigate the risks we face or we may have to pay high premiums and/or deductibles for the coverage we do obtain. Additionally, if any of our insurers becomes insolvent, it would be unable to pay any claims that we make.

We are an emerging growth company and the reduced disclosure requirements applicable to emerging growth companies may make our common stock less attractive to investors.

We are an emerging growth company as defined in the JOBS Act. For as long as we continue to be an emerging growth company, we intend to take advantage of some of the exemptions from the reporting requirements applicable to other public companies. For example, we intend to take advantage of the exemption from the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, the reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and the exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments. It is possible that investors will find our common stock less attractive as a result of our reliance on these exemptions. If so, there may be a less active trading market for our common stock and our stock price may be more volatile.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.0 billion or (c) in which we become a large accelerated filer, which means that we have been public for at least 12 months, have filed at least one annual report and the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last day of our then most recently completed second fiscal quarter, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

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Operating as a public company will require us to incur substantial costs and will require substantial management attention. In addition, our management team has limited experience managing a public company.

As a public company, we will incur substantial legal, accounting and other expenses that we did not incur as a private company. For example, we will be subject to the reporting requirements of the Securities Exchange Act of 1934 as amended, or the Exchange Act, the applicable requirements of the Sarbanes-Oxley Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules and regulations of the Securities and Exchange Commission, or the SEC. The rules and regulations of Nasdaq will also apply to us following this offering. As part of the new requirements, we will need to establish and maintain effective disclosure and financial controls and make changes to our corporate governance practices. We expect that compliance with these requirements will increase our legal and financial compliance costs and will make some activities more time-consuming.

Most of our management and other personnel have little experience managing a public company and preparing public filings. In addition, we expect that our management and other personnel will need to divert attention from other business matters to devote substantial time to the reporting and other requirements of being a public company. In particular, we expect to incur significant expense and devote substantial management effort to complying with the requirements of Section 404 of the Sarbanes-Oxley Act. We will need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge.

Our management is required to evaluate the effectiveness of our internal control over financial reporting. If we are unable to maintain effective internal control over financial reporting, investors may lose confidence in the accuracy of our financial reports.

As a public company, we are required to maintain internal control over financial reporting and to report any material weaknesses in such internal controls. Section 404 of the Sarbanes-Oxley Act requires that we evaluate and determine the effectiveness of our internal control over financial reporting. When we are no longer an emerging growth company, our management report on internal control over financial reporting will need to be attested to by our independent registered public accounting firm. We do not expect to have our independent registered public accounting firm attest to our management report on internal control over financial reporting while we are an emerging growth company.

If we have a material weakness in our internal control over financial reporting, we may not detect errors on a timely basis and our financial statements may be materially misstated. In addition, our internal control over financial reporting will not prevent or detect all errors and fraud. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that misstatements due to error or fraud will not occur or that all control issues and instances of fraud will be detected.

If there are material weaknesses or failures in our ability to meet any of the requirements related to the maintenance and reporting of our internal controls, investors may lose confidence in the accuracy and completeness of our financial reports and that could cause the price of our common stock to decline. In addition, we could become subject to investigations by Nasdaq, the SEC or other regulatory authorities, which could require additional management attention and which could adversely affect our business.

In our Annual Reports on Form 10-K for the years ended December 31, 2015 and December 31, 2016, we noted weaknesses arising from an inadequate number of personnel to properly implement control procedures and lack of outside directors or an audit committee. The first weakness will be addressed as we continue our transition to operating mode and commence generating sufficient revenues to justify hiring further financial personnel and until then will continue to utilize outside consultants. The second weakness we believe has now been adequately addressed due to the November 2016 appointment of two outside directors and after a full year of functioning, the Board and management feel that these directors provide what is reasonably required to function as a majority independent board and de facto audit committee.

Our business could be adversely affected by natural disasters, public health crises, political crises or other unexpected events.

Natural disasters and other adverse weather and climate conditions, public health crises, political crises, such as terrorist attacks, war and other political instability, or other unexpected events, could disrupt our operations, Internet or mobile networks, or the operations of one or more of our service providers. In addition, such events could negatively impact consumer spending in the affected regions. If any of these events occurs, our business could be adversely affected.

Risks Related to This Offering and Ownership of Our Common Stock

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The price of our common stock could be volatile and you may not be able to resell your shares at or above our initial public offering price. Declines in the price of common stock could subject us to litigation.

There has not been a public market for our common stock prior to this offering and an active trading market may not develop following this offering. Even if such a market does develop, it may not be sustainable. If trading in our common stock is not active, you may not be able to sell your shares quickly, at the market price or at all. The public offering price for the shares was determined by negotiations between us and the representative of the underwriters and may not be indicative of prices that will prevail in the trading market following this offering. In addition, the trading prices of the securities of technology companies have historically been highly volatile. Accordingly, the price of our common stock could be subject to wide fluctuations for many reasons, many of which are beyond our control, including those described in these Risk Factors and others such as:

●	variations in our operating results and other financial and operational metrics, including the key financial and operating metrics disclosed in this prospectus, as well as how those results and metrics compare to analyst and investor expectations;

●	speculation about our operating results in the absence of our own financial projections;

●	failure of analysts to initiate or maintain coverage of our company, changes in their estimates of our operating results or changes in recommendations by analysts that follow our common stock;

●	announcements of new services or enhancements, strategic alliances or significant agreements or other developments by us or our competitors;

●	announcements by us or our competitors of mergers or acquisitions or rumors of such transactions involving us or our competitors;

●	changes in our board of directors, management or other key personnel;

●	disruptions in our marketplace due to hardware, software or network problems, security breaches or other issues;

●	the strength of the global economy or the economy in the jurisdictions in which we operate, and market conditions in our industry and those affecting our members;

●	trading activity by our principal stockholders, including upon the expiration of contractual lock-up agreements;

●	the performance of the equity markets in general and in our industry;

●	the operating performance of other similar companies;

●	changes in legal requirements relating to our business;

●	litigation or other claims against us;

●	the number of shares of our common stock that are available for public trading; and

●	any other factors discussed in this prospectus.

In addition, if the market for technology stocks or the stock market in general experiences a loss of investor confidence, the price of our common stock could decline for reasons unrelated to our business, results of operations or financial condition. The price of our common stock might also decline in reaction to events that affect other companies, even if those events do not directly affect us. Some companies that have experienced volatility in the trading price of their stock have been the subject of securities class action litigation. If we are the subject of such litigation, it could result in substantial costs and could divert our management’s attention and resources, which could adversely affect our business.

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We do not intend to pay dividends on our capital stock, so any returns will be limited to increases in the value of our common stock.

We have never declared or paid any cash dividends on our capital stock. We currently anticipate that we will retain future earnings for the operation and expansion of our business. Accordingly, we do not anticipate declaring or paying any cash dividends for the foreseeable future. In addition, our ability to pay cash dividends on our capital stock is restricted by the terms of our credit facility and is likely to be restricted by

Our directors, executive officers and principal stockholders beneficially own a substantial percentage of our stock and will be able to exert significant control over matters subject to stockholder approval.

Our directors, executive officers, greater than 5% stockholders and their respective affiliates will hold in the aggregate approximately 82 % of the voting power of our outstanding capital stock following this offering, assuming no exercise of the underwriters’ option to purchase additional shares of our common stock in this offering. Therefore, these stockholders will continue to have the ability to influence us through their ownership position, even after this offering. If these stockholders act together, they may be able to determine all matters requiring stockholder approval. For example, these stockholders will be able to control elections of directors, amendments of our charter documents or approval of any merger, sale of assets or other major corporate transaction. This may prevent or discourage unsolicited acquisition proposals or offers for our capital stock that other stockholders may feel are in their best interests.

Sales of a substantial number of shares of our common stock in the public market by our existing stockholders following this offering could cause the price of our common stock to decline.

Sales of a substantial number of shares of our common stock in the public market, or the perception that these sales might occur, could depress the price of our common stock and could impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that sales may have on the prevailing price of our common stock.

Future sales and issuances of our common stock or rights to purchase common stock could result in additional dilution to our stockholders and could cause the price of our common stock to decline.

We may issue additional common stock, convertible securities or other equity following the completion of this offering. We also expect to issue common stock to our employees, directors and other service providers pursuant to our equity incentive plans. Such issuances could be dilutive to investors and could cause the price of our common stock to decline. New investors in such issuances could also receive rights senior to those of holders of our common stock.

If analysts do not publish research about our business or if they publish inaccurate or unfavorable research, our stock price and trading volume could decline.

The trading market for our common stock will depend in part on the research and reports that analysts publish about our business. We do not have any control over these analysts. If one or more of the analysts who cover us downgrade our common stock or publish inaccurate or unfavorable research about our business, the price of our common stock would likely decline. If few analysts cover us, demand for our common stock could decrease and our common stock price and trading volume may decline. Similar results may occur if one or more of these analysts stop covering us in the future or fail to publish reports on us regularly.

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Anti-takeover provisions in our charter documents and under Delaware law could make an acquisition of our company more difficult, could limit attempts to make changes in our management and could depress the price of our common stock.

Provisions in our certificate of incorporation and bylaws may have the effect of delaying or preventing a change in control of our company or limiting changes in our management. Among other things, these provisions:

●	establish a classified board of directors so that not all members of our board of directors are elected at one time;

●	permit our board of directors to establish the number of directors and fill any vacancies and newly created directorships;

●	provide that directors may only be removed for cause;

●	require super-majority voting to amend some provisions in our certificate of incorporation and bylaws;

●	authorize the issuance of “blank check” preferred stock that our board of directors could use to implement a stockholder rights plan;

●	eliminate the ability of our stockholders to call special meetings of stockholders;

●	prohibit stockholder action by written consent, which means all stockholder actions must be taken at a meeting of our stockholders;

●	provide that our board of directors is expressly authorized to amend or repeal any provision of our bylaws;

●	restrict the forum for certain litigation against us to Delaware; and

●	establish advance notice requirements for nominations for election to our board of directors or for proposing matters that can be acted upon by stockholders at annual stockholder meetings.

These provisions may delay or prevent attempts by our stockholders to replace members of our management by making it more difficult for stockholders to replace members of our board of directors, which is responsible for appointing the members of our management. In addition, Section 203 of the Delaware General Corporation Law may delay or prevent a change in control of our company. Section 203 imposes certain restrictions on mergers, business combinations and other transactions between us and holders of 15% or more of our common stock. Anti-takeover provisions could depress the price of our common stock by acting to delay or prevent a change in control of our company.

For information regarding these and other provisions, see “Description of Capital Stock.”

Historically, we have not paid dividends on our common stock, and we do not anticipate paying any cash dividends in the foreseeable future.

We have never paid cash dividends on our common stock. We intend to retain our future earnings, if any, to fund operational and capital expenditure needs of our business, and we do not anticipate paying any cash dividends in the foreseeable future. Furthermore, future financing instruments may do the same. As a result, capital appreciation, if any, of our common stock will be the sole source of gain for our common stockholders in the foreseeable future.

Our stock price is speculative and there is a risk of litigation.

The trading price of our common stock has in the past and may in the future be subject to wide fluctuations in response to factors such as the following:

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●	revenue or results of operations in any quarter failing to meet the expectations, published or otherwise, of the investment community;

●	reduced investor confidence in equity markets, due in part to corporate collapses in recent years;

●	speculation in the press or analyst community;

●	wide fluctuations in stock prices, particularly with respect to the stock prices for other technology companies;

●	announcements of technological innovations by us or our competitors;

●	new products or the acquisition of significant customers by us or our competitors;

●	changes in investors’ beliefs as to the appropriate price-earnings ratios for us and our competitors;

●	changes in recommendations or financial estimates by securities analysts who track our common stock or the stock of other battery companies;

●	changes in management;

●	sales of common stock by directors and executive officers;

●	rumors or dissemination of false or misleading information, particularly through Internet chat rooms, instant messaging, and other rapid-dissemination methods;

●	conditions and trends in the battery industry generally;

●	the announcement of acquisitions or other significant transactions by us or our competitors;

●	adoption of new accounting standards affecting our industry;

●	general market conditions;

●	domestic or international terrorism and other factors; and

●	the other factors described in this section.

Fluctuations in the price of our common stock may expose us to the risk of securities class action lawsuits. Although no such lawsuits are currently pending against us and we are not aware that any such lawsuit is threatened to be filed in the future, there is no assurance that we will not be sued based on fluctuations in the price of our common stock. Defending against such suits could result in substantial cost and divert management’s attention and resources. In addition, any settlement or adverse determination of such lawsuits could subject us to significant liability.

Future sales of our common stock could depress our stock price.

Sales of a large number of shares of our common stock, or the availability of a large number for sale, could materially adversely affect the per share market price of our common stock and could impair our ability to raise funds in addition offering of our debt or equity securities. In the event that we propose to register shares of common stock under the Securities Act for our own account, certain shareholders are entitled to receive notice of that registration to include their shares in the registration, subject to limitations described in the agreements granting these rights.

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USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of stock registered hereunder by the selling shareholders.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently anticipate that we will retain all future earnings for the expansion and operation of our business and do not anticipate paying cash dividends in the foreseeable future. Otherwise, the payment of dividends on common stock, if any, in the future is within the discretion of our Board and will depend on its earnings, capital requirements and financial condition and other relevant facts.

SELLING STOCKHOLDERS

The following table sets forth as of December 15, 2017 information regarding the beneficial ownership of our common stock for our selling stockholders and the shares to be registered hereunder and thus offered for resale.

In February 2017, we entered into an agreement containing registration rights with the selling stockholders pursuant to which we were obligated to prepare and file a registration statement to permit the resale of certain common stock held by the selling stockholders from time to time as permitted by Rule 415 promulgated under the Securities Act of 1933, as amended, or the Securities Act. We are registering the common stock described in this prospectus pursuant to this agreement. The following table also sets forth the maximum number of shares of our common stock to be sold by the selling stockholders, the name of each selling stockholder, the nature of any position, office, or other material relationship which the selling stockholder has had, within the past three years, with us or with any of our predecessors or affiliates, and the number of shares and percentage of our common stock to be owned by such stockholders after completion of the offering, assuming the sale of all shares of common stock offered hereby.

Additionally, the selling stockholders may have sold or transferred some or all of their shares of our common stock in transactions exempt from the registration requirements of the Securities Act since the date on which the information in the table was provided to us. Other information about the selling stockholders may also change over time.

Except as otherwise indicated, each selling stockholder has sole voting and dispositive power with respect to such shares.

All information with respect to beneficial ownership has been furnished by the respective 5% or more stockholders, selling stockholders, directors or named executive officers, as the case may be. We have not sought to verify such information.

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	Shares of Common Stock Beneficially Owned Prior to the Offering(1)	Number of Shares of Common Stock Being Offered	Shares of Common Stock Beneficially Owned After Completion of the Offering
	Number	Hereby	Number

Selling shareholders:
Joseph O’Hanlon 4 Kenwood Drive Norwood Massachusetts 02062	11,111	11,111	0
Karen O’Hanlon 4 Kenwood Drive Norwood Massachusetts 02062	11,111	11,111	0
Brendan Hoarty 289 Common St. Watertown, Ma 02472	44,444	44,444	0
Richard Forde Crumlin Ballgghonin Tuam Ireland	8,889	8,889	—0
Liam McGettigan Glebe Killmacrennen Ireland	63,329	63,329	0
John David O’Loughlin 2 Mount Vincent Tce. O’Connell Ave	97,007	97,007	0
Randy Jackson 234 Cedarhill Cres N2E 2H4 Kitchener Ontario, Canada	236,600	236,600	0

(1) The amounts and percentages of common stock beneficially owned are reported on the bases of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power, which includes the power to vote or direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. The number of shares beneficially owned by a person includes shares of common stock underlying warrants, stock options, convertible preferred stock, and any other derivative securities to acquire common stock held by that person that are currently exercisable or convertible within 60 days after the date of this prospectus. The shares issuable under any such securities are treated as outstanding for computing the percentage ownership of the person holding these securities, but are not treated as outstanding for the purposes of computing the percentage ownership of any other person.

PLAN OF DISTRIBUTION

We are registering the shares of common stock to permit the resale of these shares of common stock by the selling stockholders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The selling stockholders may sell all or a portion of the shares of common stock held by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

17

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales made after the date the Registration Statement is declared effective by the SEC;

●	broker-dealers may agree with a selling security holder to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares of common stock under Rule 144 promulgated under the Securities Act of 1933, as amended, if available, rather than under this prospectus. In addition, the selling stockholders may transfer the shares of common stock by other means not described in this prospectus. If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

The selling stockholders may pledge or grant a security interest in some or all of the notes, warrants or shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

18

To the extent required by the Securities Act and the rules and regulations thereunder, the selling stockholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement, estimated to be $50,000 in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, a selling stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act in accordance with the registration rights agreements or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the related registration rights agreements or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

19

MARKET FOR REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is currently no public market for the Company’s securities.

Once the Company’s business sufficiently grows, the Company may wish to cause the Company’s common stock to trade in one or more United States securities markets. The Company anticipates that it will take the steps required for such admission to quotation following the business combination or at some later time.

At such time as it qualifies, the Company may choose to apply for quotation of its securities on the OTC Bulletin Board.

The OTC Bulletin Board is a dealer-driven quotation service. Unlike the Nasdaq Stock Market, companies cannot directly apply to be quoted on the OTC Bulletin Board, only market makers can initiate quotes, and quoted companies do not have to meet any quantitative financial requirements. Any equity security of a reporting company not listed on the Nasdaq Stock Market or on a national securities exchange is eligible.

Since inception, the Company has sold securities which were not registered as follows:

DATE	NAME	NUMBER OF SHARES	CONSIDERATION

January 22, 2015	James Cassidy	10,000,000	$1,000

July 9, 2015	James McKillop	10,000,000	$1,000

September 15, 2015	Redemption	19,500,000	$1,950

September 16, 2015	David Boulette	3,000,000	$300

On February 16, 2017, we consummated a private placement of 472,491 restricted shares of its common stock to six accredited investors at a purchase price of $0.45 per share for a total purchase price of $212,621. The transaction was a private placement conducted pursuant to Section 4(a)(2) of the Securities Act of 1933 and Rule 506 promulgated thereunder. Pursuant to the provisions of the securities purchase agreements entered into by the Company and the investors, the shares issued pursuant thereto shall be registered for resale on a Registration Statement on Form S-1 to be filed by the Company upon filing of its Annual Report on Form 10-K for the year ended December 31, 2016.

Securities outstanding and holders of record

On December 15, 2017, there were approximately 15 holders of record for our common stock and 3,972,491 shares of our common stock outstanding.

Dividends

We have never paid dividends and do not intend to do so in the near future..

Information respecting equity compensation plans

None.

20

FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2016

INDEX TO FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm	F-1

Balance Sheet as of December 31, 2016 and December 31, 2015	F-2

Statement of Operations for the year ended December 31, 2016 and for the period from January 12, 2015 (Inception) to December 31, 2015	F-3

Statement of Changes in Stockholders’ Equity for the year ended December 31, 2016 and the period from January 12, 2015 (Inception) to December 31, 2015	F-4

Statements of Cash Flows for the year ended December 31, 2016 and for the period from January 12, 2015 (Inception) To December 31, 2015	F-5

Notes to Financial Statements	F-6

21

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of

EverythingAmped Corporation

We have audited the accompanying balance sheets of EverythingAmped Corporation (“the Company”) as of December 31, 2016 and 2015, and the related statements of operations, stockholders’ deficit and cash flows for the year ended December 31, 2016 and for the period from January 12, 2015 (date of inception) through December 31, 2015. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of EverythingAmped Corporation as of December 31, 2016 and 2015, and the results of its operations and its cash flows for the year ended December 31, 2016 and the period from January 12, 2015 (date of inception) through December 31, 2015, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered net losses since inception and has accumulated a significant deficit. These factors raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Sadler, Gibb & Associates, LLC

Salt Lake City, UT

March 30, 2017

F-1

EVERYTHINGAMPED CORPORATION

(formerly Brown Grotto Acquisition Corporation)

BALANCE SHEETS

	December 31, 2016	December 31, 2015

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$-	$-

TOTAL CURRENT ASSETS	-	-

TOTAL ASSETS	$-	$-

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$3,636	$2,563

TOTAL CURRENT LIABILITIES	3,636	2,563

Commitments and Contingencies	-	-

STOCKHOLDERS’ DEFICIT:
Preferred stock, $0.0001 par value; 20,000,000 shares authorized; none issued and outstanding as of December 31, 2016 and December 31, 2015, respectively	-	-

Common stock, $0.0001 par value; 100,000,000 shares authorized; 3,500,000 shares issued and outstanding as of December 31, 2016 and December 31, 2015, respectively	350	350
Additional paid-in capital	51,826	1,112
Accumulated deficit	(55,812)	(4,025)

TOTAL STOCKHOLDERS’ DEFICIT	(3,636)	(2,563)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$-	$-

The accompanying notes are an integral part of these financial statements.

F-2

EVERYTHINGAMPED CORPORATION

(formerly Brown Grotto Acquisition Corporation)

STATEMENTS OF OPERATIONS

		For the Period From
		January 12, 2015
	For the Year Ended	(Inception) to
	December 31, 2016	December 31 2015

REVENUE	$-	$-

OPERATING EXPENSES
General and administrative expenses	51,787	4,025
TOTAL OPERATING EXPENSES	51,787	4,025

LOSS FROM OPERATIONS	(51,787)	(4,025)

OTHER INCOME (EXPENSE)	-	-

TOTAL OTHER INCOME (EXPENSE)	-	-

LOSS BEFORE INCOME TAXES	(51,787)	(4,025)

INCOME TAX EXPENSE	-	-

NET LOSS	(51,787)	(4,025)

BASIC AND DILUTED NET LOSS PER COMMON SHARE	$(0.00)	$(0.00)

BASIC AND DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	3,500,000	14,423,513

The accompanying notes are an integral part of these financial statements.

F-3

EVERYTHINGAMPED CORPORATION

(formerly Brown Grotto Acquisition Corporation)

STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIT

FOR THE YEAR ENDED DECEMBER 31, 2016 AND FROM JANUARY 12, 2015

(INCEPTION) THROUGH DECEMBER 31, 2015

			Additional		Total
	Common Stock		Paid-in	Accumulated	Stockholders’
	No. of Shares	Value	Capital	Deficit	Deficit

Inception - January 12, 2015	-	$-	$-	$-	$-

Issuance of common stock - former officers	20,000,000	2,000	(2,000)	-	-

Redemption of common stock - former officers	(19,500,000)	(1,950)	1,950	-	-

Issuance of common stock - to officer	3,000,000	300	(300)	-	-

Capital contribution - expenses paid by officer	-	-	1,462	-	1,462

Net loss for the period	-	-	-	(4,025)	(4,025)
Balance - December 31, 2015	3,500,000	$350	$1,112	$(4,025)	$(2,563)

Capital contribution - expenses paid by officer	-	-	50,714	-	50,714

Net loss for the period	-	-	-	(51,787)	(51,787)
Balance - December 31, 2016	3,500,000	$350	$51,826	$(55,812)	$(3,636)

The accompanying notes are an integral part of these financial statements

F-4

EVERYTHINGAMPED CORPORATION

(formerly Brown Grotto Acquisition Corporation)

STATEMENTS OF CASH FLOWS

			For the Period From
			January 12, 2015
	For the Year Ended		(Inception) to
	December 31, 2016		December 31, 2015

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss		$(51,787)	$(4,025)
Adjustments to Reconcile Net loss to Net Cash Used in Operating Activities:
Expenses paid by officer and contributed as capital		50,714	1,462
Changes in Assets and Liabilities:
Accounts payable and accrued expenses		1,073	2,563

NET CASH USED IN OPERATING ACTIVITIES		-	-

NET CHANGE IN CASH		-

CASH AT BEGINNING OF YEAR		-	-

CASH AT END OF YEAR		$-	$-

Supplemental Disclosure of Cash Flow Information

Cash paid during the period:
Interest		$-	$-
Income Tax		$-	-

Supplemental Disclosure of Non-Cash Investing and Financing Activities
Common stock issued to founders	$		$2,000
Redemption of common stock cancelled	$		$(1,950)
Common stock issued in change in control	$		$300

The accompanying notes are an integral part of these financial statements.

F-5

EVERYTHINGAMPED CORPORATION (Formerly Brown Grotto Acquisition Corporation)

Notes to the Financial Statements

December 31, 2016 and December 31, 2015

NOTE 1 - NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS

EverythingAmped Corporation (formerly Brown Grotto Acquisition Corporation) or “the Company” was incorporated on January 12, 2015 under the laws of the state of Delaware to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions.

On September 15, 2015, the Company effected a change in control by the redemption of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock. The then current officers and directors resigned and David Boulette was named the sole officer and director of the Company. Pursuant to the change in control the Company changed its name to EverythingAmped Corporation. On September 16, 2015, the Company issued 3,000,000 shares of common stock to Mr. Boulette.

The Company intends to develop, either through a business combination with an ongoing company or an online company offering, owned and operated web sites and hundreds of mobile apps integrated exclusively to build a custom Demand Side Platform. This platform will provide unparalleled online advertising opportunities to companies of all sizes.

The Company will attempt to locate and negotiate with a business entity for the combination of that target company with EvaMedia. The combination is expected to take the form of a merger, a stock-for-stock exchange or stock-for-assets exchange.

In most instances the target company will wish to structure the business combination to be within the definition of a tax-free reorganization under Section 351 or Section 368 of the Internal Revenue Code of 1986, as amended. No assurances can be given that the Company will be successful in locating or negotiating with any target company. The Company has been formed to provide a method for a foreign or domestic private company to become a reporting company with a class of securities registered under the Securities Exchange Act of 1934.

BASIS OF PRESENTATION

The summary of significant accounting policies presented below is designed to assist in understanding the Company’s financial statements. Such financial statements and accompanying notes are the representations of the Company’s management, who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America (“GAAP”) in all material respects, and have been consistently applied in preparing the accompanying financial statements. The Company has not earned any revenue from operations since inception.

USE OF ESTIMATES

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents include cash on hand and on deposit at banking institutions as well as all highly liquid short-term investments with original maturities of 90 days or less. The Company did not have cash equivalents as of December 31, 2016.

F-6

EVERYTHINGAMPED CORPORATION (Formerly Brown Grotto Acquisition Corporation)

Notes to the Financial Statements

December 31, 2016 and December 31, 2015

CONCENTRATION OF RISK

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash. The Company places its cash with high quality banking institutions. The Company did not have cash balances in excess of the Federal Deposit Insurance Corporation limit as of December 31, 2016.

INCOME TAXES

Under ASC 740, “Income Taxes,” deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Valuation allowances are established when it is more likely than not that some or all of the deferred tax assets will not be realized. As of December 31, 2016 there were no deferred taxes due to the uncertainty of the realization of net operating loss or carry forward prior to expiration.

LOSS PER COMMON SHARE

Basic loss per common share excludes dilution and is computed by dividing net loss by the weighted average number of common shares outstanding during the period. Diluted loss per common share reflect the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the loss of the entity. As of December 31, 2016, there are no outstanding dilutive securities.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company follows guidance for accounting for fair value measurements of nonfinancial items that are recognized or disclosed at fair value in the financial statements on a recurring basis. Additionally, the Company adopted guidance for fair value measurement related to nonfinancial items that are recognized and disclosed at fair value in the financial statements on a nonrecurring basis. The guidance establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2 inputs are inputs other than quoted prices included within Level 1that are observable for the asset or liability, either directly or indirectly.

Level 3 inputs are unobservable inputs for the asset or liability. The carrying amounts of financial assets such as cash approximate their fair values because of the short maturity of these instruments.

NOTE 2 - GOING CONCERN

The Company has not yet generated any revenue since inception to date and has sustained an operating loss of $51,787 in the year ended December 31, 2016. The Company had no working capital and an accumulated deficit of $55,812 as of December 31, 2016. The Company’s continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations and/or obtaining additional financing from its members or other sources, as may be required.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern; however, the above condition raises substantial doubt about the Company’s ability to do so. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

F-7

EVERYTHINGAMPED CORPORATION (Formerly Brown Grotto Acquisition Corporation)

Notes to the Financial Statements

December 31, 2016 and December 31, 2015

In order to maintain its current level of operations, the Company will require additional working capital from either cash flow from operations or from the sale of its equity. However, the Company currently has no commitments from any third parties for the purchase of its equity. If the Company is unable to acquire additional working capital, it will be required to significantly reduce its current level of operations.

NOTE 3 - RECENT ACCOUNTING PRONOUNCEMENTS

In February 2016, the FASB issued ASU 2016-02, “Leases,” which will require lessees to recognize assets and liabilities for the rights and obligations created by most leases on the balance sheet. The changes become effective for the Company’s fiscal year beginning July 1, 2019. Modified retrospective adoption for all leases existing at, or entered into after, the date of initial application, is required with an option to use certain transition relief. The Company has not determined the effects of this update on the Company’s consolidated financial statements at this time.

NOTE 4 - STOCKHOLDERS’ DEFICIT

The Company is authorized to issue 100,000,000 shares of common stock and 20,000,000 shares of preferred stock. As of December 31, 2016, 3,500,000 shares of common stock and no preferred stock were issued and outstanding.

On January 22, 2015, the Company issued 20,000,000 founders common stock to two directors and officers. On September 15, 2015, the Company redeemed and cancelled 19,500,000 of the then outstanding 20,000,000 shares.

On September 16, 2015, the Company issued 3,000,000 shares to David Boulette (CEO) as part of the change in control of the Company.

During the period ending December 31, 2016, the Sole Officer paid for Company operating expenses as a capital contribution in the amount of $51,051, which has been recorded as additional paid-in capital.

NOTE 5 – INCOME TAXES

A reconciliation of the provision for income taxes at the United States federal statutory rate compared to the Company’s income tax expense as reported is as follows:

	2016	2015
Net loss before income taxes	$(51,787)	$(4,025)
Income tax rate	0.34	0.34
Income tax recovery	(17,607)	(1,369)
Non-deductible	-	-
Valuation allowance change	17,607	1,369
Provision for income taxes	$-	$-

The significant components of deferred income tax assets at December 31, 2016 and December 31, 2015 are as follows:

	2016	2015
Net operating loss carry-forward	$18,976	$1,369
Valuation allowance	(18,976)	(1,369)
Net deferred income tax asset	$-	$-

F-8

EVERYTHINGAMPED CORPORATION (Formerly Brown Grotto Acquisition Corporation)

Notes to the Financial Statements

December 31, 2016 and December 31, 2015

The amount taken into income as deferred income tax assets must reflect that portion of the income tax loss carry forwards that is more likely-than-not to be realized from future operations. The Company has chosen to provide a full valuation allowance against all available income tax loss carry forwards. The Company has recognized a valuation allowance for the deferred income tax asset since the Company cannot be assured that it is more likely than not that such benefit will be utilized in future years. The valuation allowance is reviewed annually. When circumstances change and which cause a change in management’s judgment about the realizability of deferred income tax assets, the impact of the change on the valuation allowance is generally reflected in current income.

As of December 31, 2016, the Company has no unrecognized income tax benefits. The Company’s policy for classifying interest and penalties associated with unrecognized income tax benefits is to include such items as tax expense. No interest or penalties have been recorded during the period ended December 31, 2016 and no interest or penalties have been accrued as of December 31, 2016. As of December 31, 2016, the Company did not have any amounts recorded pertaining to uncertain tax positions.

The tax years from 2015 and forward remain open to examination by federal and state authorities due to net operating loss and credit carryforwards. The Company is currently not under examination by the Internal Revenue Service or any other taxing authorities.

NOTE 6 – SUBSEQUENT EVENTS

On February 16, 2017, EverythingAmped, Inc. (the “Company”) consummated a private placement of 492,491 restricted shares of its common stock to seven accredited investors at a purchase price of $0.45 per share for a total  purchase price of $221,621. The Company is in the process of obtaining a transfer agent to issue the shares. As of the date of filing, these shares have not been issued.

UNAUDITED FINANCIAL STATEMENTS FOR THE PERIODS ENDED SEPTEMBER 30, 2017 AND 2016, RESPECTIVELY

F-9

EVAMEDIA CORP.

( formerly known as EverythingAmped Corporation )

CONDENSED BALANCE SHEETS

	September 30, 2017	December 31, 2016
	(Unaudited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$-	$-

TOTAL CURRENT ASSETS	-	-

Intangible assets, net	88,010	-
Security deposit	269
TOTAL ASSETS	$88,279	$-

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$13,274	$3,636
Due to related party	15,763	-

TOTAL CURRENT LIABILITIES	29,037	3,636

Commitments and Contingencies	-	-

STOCKHOLDERS’ EQUITY (DEFICIT):
Preferred stock, $0.0001 par value; 20,000,000 shares authorized; none issued and outstanding as of September 30, 2017 and December 31, 2016, respectively	-	-
Common stock, $0.0001 par value; 100,000,000 shares authorized; 3,972,491 shares issued and outstanding as of September 30, 2017 and 3,500,000 shares issued and outstanding as of December 31, 2016, respectively	397	350
Additional paid-in capital	264,399	51,826
Subscription payable	-	-
Accumulated deficit	(205,554)	(55,812)

TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	59,242	(3,636)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$88,279	$-

The accompanying notes are an integral part of these unaudited financial statements.

F-10

EVAMEDIA CORP.

( formerly known as EverythingAmped Corporation )

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016

REVENUE	$-	$-	$-	$-

OPERATING EXPENSES
Professional fees	22,300	-	74,650	-
Amortization expense	8,860	-	17,440	-
General and administrative expenses	7,416	23,719	57,652	35,109
TOTAL OPERATING EXPENSES	38,576	23,719	149,742	35,109

LOSS FROM OPERATIONS	(38,576)	(23,719)	(149,742)	(35,109)

OTHER INCOME (EXPENSE)	-	-	-	-

TOTAL OTHER INCOME (EXPENSE)	-	-	-	-

LOSS BEFORE INCOME TAXES	(38,576)	(23,719)	(149,742)	(35,109)

INCOME TAX EXPENSE	-	-	-	-

NET LOSS	(38,576)	(23,719)	(149,742)	(35,109)

BASIC AND DILUTED NET LOSS PER COMMON SHARE	$(0.01)	$(0.01)	$(0.04)	$(0.01)

BASIC AND DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	3,665,948	3,500,000	3,555,924	3,500,000

The accompanying notes are an integral part of these unaudited financial statements.

F-11

EVAMEDIA CORP.

( formerly known as EverythingAmped Corporation )

CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Nine Months Ended
	September 30, 2017	September 30, 2016

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(149,742)	$(35,109)
Adjustments to Reconcile Net loss to Net Cash Used in Operating Activities:
Amortization expense	17,440	-
Expenses paid by officer and contributed as capital	-	35,772
Expenses paid by officer for reduction of amounts due from officer	(84,650)	-
Changes in Assets and Liabilities:
Accounts payable and accrued expenses	9,637	(663)
Security deposit	(269)	-
NET CASH USED IN OPERATING ACTIVITIES	(207,584)	-

CASH FLOWS FROM INVESTING ACTIVITIES:
Payment for website development costs	(20,800)	-
NET CASH USED IN INVESTING ACTIVITIES	(20,800)	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Loan from officer	22,763	-
Payment of loan from officer	(7,000)
Porceeds from sale of common stock	212,621	-
NET CASH PROVIDED BY FINANCING ACTIVITIES	228,384	-

NET CHANGE IN CASH	-	-

CASH AT BEGINNING OF PERIOD	-	-
CASH AT END OF PERIOD	$-	$-

Supplemental Disclosure of Cash Flow Information

Cash paid during the period:
Interest	$-	$-
Income Tax	$-	$-

Supplemental Disclosure of Non-Cash Investing and Financing Activities

Payment from funds held in trust by an officer of website development costs	$84,650	$-

The accompanying notes are an integral part of these unaudited financial statements.

F-12

EVAMEDIA CORP.

(Formerly EverythingAmped Corp.)

Notes to the Unaudited Financial Statements

For the Period Ended September 30, 2017

NOTE 1 - NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS

EvaMedia Corp., which was named EverythingAmped Corporation until its name was changed by filing of an amendment to its certificate of incorporation in the State of Delaware on April 28, 2017, or the “Company” was incorporated on January 12, 2015 under the laws of the State of Delaware.

On September 15, 2015, the Company effected a change in control by the redemption of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock. The then current officers and directors resigned and David Boulette was named the sole officer and director of the Company. Pursuant to the change in control the Company changed its name to EverythingAmped Corporation. On September 16, 2015, the Company issued 3,000,000 shares of common stock to Mr. Boulette.

We are a technology company that has developed a cross channel advertising platform built on top of a big data driven predictive modeling and artificial intelligence layer. We have coupled this technology to our mood targeting platform that takes the predictive modeling one step further by incorporating the current mood of each person behind each impression. Our technology is designed to analyze billions of pieces of information real time in order to determine if an impression has the potential to achieve a conversation for an advertiser. This marketing space is called programmatic ad buying. Advertisers are moving their budgets from traditional ad buying to the programmatic space in order to automate their ad buying needs. (http://www.adweek.com/digital/marketers-are-investing-heavily-in-programmatic-advertising-report/). We have positioned our platform to achieve more for less compared to our competitors.

In July 2017, we began revenue generating activities and are generating our first revenues in the fourth quarter of 2017, with our first receivables expected to be collected in January 2018. Our current and potential clients include: Madrivo, Admedia, Rhythmone, Altitude-digital, beachfront media and Q1 media, which are all digital media firms for which we provide technology platforms. To date, we have insertion orders to generate revenue from our video, mobile, and display traffic.

Activities which have taken place in the fourth quarter of 2017 include:

- began running ebay ads on the websites the company owns. Ebay is paying us a flat rate of $0.30 a click.

- began running ads from Sortbale Inc. on the websites the Company owns. They are paying on varying price per click bases.

- began purchasing traffic from Genesis Media.

- began running video ads from Zippor on the Genesis Media traffic.

Revenue generated generally is paid 90 days after generated, so revenues from October 2017 will be paid in January 2018.

BASIS OF PRESENTATION

The accompanying unaudited condensed balance sheet as of September 30, 2017, unaudited condensed statements of operations for the three and nine months ended September 30, 2017 and cash flows for the nine months ended September 30, 2017 have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 8 of Regulation S-X. Accordingly, certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to such rules and regulations. In the opinion of management of the Company, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three and six month periods ended September 30, 2017 are not necessarily indicative of the results that may be expected for the year ending December 31, 2017 , or any other period. These unaudited condensed financial statements and notes should be read in conjunction with the financial statements for each of the year ended December 31, 2016, included in the Company’s Annual Report on Form 10-K. The accompanying audited condensed balance sheet as of December 31, 2016 has been derived from the audited financial statements filed in our Form 10-K and is included for comparison purposes in the accompanying balance sheet.

USE OF ESTIMATES

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents include cash on hand and on deposit at banking institutions as well as all highly liquid short-term investments with original maturities of 90 days or less. The Company did not have cash equivalents as of September 30, 2017.

CONCENTRATION OF RISK

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash. The Company places its cash with high quality banking institutions. The Company did not have cash balances in excess of the Federal Deposit Insurance Corporation limit as of September 30, 2017.

F-13

EVAMEDIA CORP.

(Formerly EverythingAmped Corp.)

Notes to the Unaudited Financial Statements

For the Period Ended September 30, 2017

INCOME TAXES

Under ASC 740, “Income Taxes,” deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Valuation allowances are established when it is more likely than not that some or all of the deferred tax assets will not be realized. As of September 30, 2017, there were no deferred taxes due to the uncertainty of the realization of net operating loss or carry forward prior to expiration.

REVENUE RECOGNITION

In accordance with SEC Staff Accounting Bulletin No. 104, Revenue Recognition, (codified in ASC 605), the Company intends to recognize revenue when (i) persuasive evidence of a customer or distributor arrangement exists or acceptance occurs, (ii) a retailer, distributor or wholesaler receives the goods, (iii) the price is fixed or determinable, and (iv) collectability of the sales revenues is reasonably assured. Subject to these criteria, the Company intends to recognize revenue in the period in which the sale occurs and the term has begun. As of September 30, 2017, there has been no revenue recorded under this policy.

LOSS PER COMMON SHARE

Basic loss per common share excludes dilution and is computed by dividing net loss by the weighted average number of common shares outstanding during the period. Diluted loss per common share reflect the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the loss of the entity. As of September 30, 2017, there were no outstanding dilutive securities.

INTANGIBLE ASSETS

Intangible assets with definite useful lives are recorded on the basis of cost and are amortized on a straight-line basis over their estimated useful lives. The Company uses a useful life of 3 years for website development. The Company evaluates the remaining useful life of intangible assets annually to determine whether events and circumstances warrant a revision to the remaining amortization period. If the estimate of the intangible asset’s remaining useful life is changed, the remaining carrying amount of the intangible asset will be amortized prospectively over that revised remaining useful life. At September 30, 2017, no revision to the remaining amortization period of the intangible assets was made.

WEBSITE DEVELOPMENT COSTS

The Company accounts for website development costs in accordance with ACS 350-50 “Website Development Costs.” Costs incurred to register domain names, integrated databases and added additional functionality are being amortized over 1-3 years. Costs incurred in general maintenance of the website or hosting costs are expenses as incurred.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company follows guidance for accounting for fair value measurements of nonfinancial items that are recognized or disclosed at fair value in the financial statements on a recurring basis. Additionally, the Company adopted guidance for fair value measurement related to nonfinancial items that are recognized and disclosed at fair value in the financial statements on a nonrecurring basis. The guidance establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2 inputs are inputs other than quoted prices included within Level 1that are observable for the asset or liability, either directly or indirectly.

Level 3 inputs are unobservable inputs for the asset or liability. The carrying amounts of financial assets such as cash approximate their fair values because of the short maturity of these instruments.

F-14

EVAMEDIA CORP.

(Formerly EverythingAmped Corp.)

Notes to the Unaudited Financial Statements

For the Period Ended September 30, 2017

NOTE 2 - GOING CONCERN

The Company has not generated any revenue since inception to date and has sustained an operating loss of $149,742 for the period ended September 30, 2017. The Company had a working capital deficit of $29,037 and an accumulated deficit of $205,554 as of September 30, 2017. The Company’s continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations and/or obtaining additional financing from its members or other sources, as may be required.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern; however, the above conditions raises substantial doubt about the Company’s ability to do so. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

In order to maintain its current level of operations, the Company will require additional working capital from either cash flow from operations or from the sale of its equity. However, the Company currently has no commitments from any third parties for the purchase of its equity. If the Company is unable to acquire additional working capital, it will be required to significantly reduce its current level of operations.

NOTE 3 – DUE TO RELATED PARTY

Due to related party represents unsecured advances made by David Boulette, the Company’s CEO, for operating expenses on behalf of the Company such as payment of professional fees. The expenses were paid for on behalf of the Company and are due upon demand. The Company is currently not being charged interest under these advances. The total amount owed to Mr. Boulette at September 30, 2017 and September 30, 2016 is $15,763 and $0, respectively.

NOTE 4 – WEBSITE DEVELOPMENT COSTS

Intangible assets consisted of the following at September 30, 2017 and December 31, 2016:

	September 30, 2017	December 31, 2016
Website development	$105,450	$-
Less: accumulated amortization	(17,440)	-
Total intangible assets, net	$88,010	$-

Amortization expense for the nine months ended September 30, 2017 and 2016 was $17,440 and $0 respectively.

NOTE 5 - STOCKHOLDERS’ EQUITY (DEFICIT)

The Company is authorized to issue 100,000,000 shares of common stock and 20,000,000 shares of preferred stock. As of September 30, 2017, 3,972,491 shares of common stock and no preferred stock were issued and outstanding.

On February 16, 2017, the Company consummated a private placement of 472,491 restricted shares of its common stock, issued on August 30, 2017, to seven accredited third party investors at a purchase price of $0.45 per share for a total purchase price of $212,621. At the time of the private placement, the Company did not have a bank account open in its name. The proceeds from the private placement were held in an account owned by EverythingAmped, Inc., a private company owned by David Boulette, the Company’s CEO. In addition, all expenses of the Company from January 1, 2017 through May 11, 2017, in the amount of $139,847 (comprised of $55,197 in general and administrative expenses and $84,650 in capitalized website development), were paid out of funds held in this account. On May 4, 2017, the Company opened a bank account and on May 12, 2017 a net total of $72,774 was transferred from the EverythingAmped bank account into the Company’s bank account. All expenses from May 12, 2017 forward have been paid from the Company’s bank account.

F-15

EVAMEDIA CORP.

(Formerly EverythingAmped Corp.)

Notes to the Unaudited Financial Statements

For the Period Ended September 30, 2017

NOTE 6 – COMMITMENTS AND CONTINGENCIES

On May 4, 2017, the Company entered into a software development agreement with a third party to design, develop and implement software, which is defined as websites, applications, and demand side platform. The agreement has no specified termination date and is cancellable at any time. As consideration for services to be performed, the Company must provide a retainer in the amount of $20,000 that is to be replenished once the billed costs bring the retainer to a level below $1,000. Projects will be billed on a per project basis. As of September 30, 2017, the retainer has not been paid.

Effective July 7, 2017, the Company entered into a real-time bidding agreement with an undefined term with a third party. Pursuant to the agreement, the Company is provided access to the third party’s marketplace for the purposes of bidding for inventory within that marketplace and receiving reports of advertising requests, impressions and other data related to the delivery of ads through the same marketplace. The Company will pay the third party the auction clearing price, which is capped at the max bid. If during any one-year period, the Company spends less than $5,000 per month, the Company’s account can be deactivated for low activity without terminating the agreement. The Company may seek to reactivate the account at the third party’s sole discretion. If the account is deactivated for more than three consecutive months, the third party has the right to terminate the agreement. As of September 30, 2017, the account is still active.

Effective July 27, 2017, the Company entered into a platform agreement with a third party. Either party may terminate this agreement at any time with 30 days written notice. Pursuant to the agreement, the Company will be provided access to the third party’s smart meta mobile advertising exchange platform and service to place advertising on mobile applications and websites using a real-time bidding mechanism. As consideration for services, the Company will be billed on a monthly basis based on the number of advertisements purchased during the prior month. As of September 30, 2017, there has been no activity.

NOTE 7 – SUBSEQUENT EVENTS

The Company has evaluated events from the balance sheet date through the date the financials were issued and determined that there were no additional items to disclose.

F-16

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2016 AND FOR THE PERIOD FROM INCEPTION ON JANUARY 12, 2015 TO DECEMBER 31, 2015

Forward-Looking Statements

Certain statements, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives, and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally are identified by the words “believes,” “project,” “expects,” “anticipates,” “estimates,” “intends,” “strategy,” “plan,” “may,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions.

We intend such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of complying with those safe-harbor provisions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain.

Factors which could have a material adverse effect on our operations and future prospects on a consolidated basis include, but are not limited to: changes in economic conditions, legislative/regulatory changes, availability of capital, interest rates, competition, and generally accepted accounting principles. These risks and uncertainties should also be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Further information concerning our business, including additional factors that could materially affect our financial results, is included herein and in our other filings with the SEC.

Overview

In July 2017, we began revenue generating activities and are generating our first revenues in the fourth quarter of 2017, with our first receivables expected to be collected in January 2018. Our current and potential clients include: Madrivo, Admedia, Rhythmone, Altitude-digital, beachfront media and Q1 media, which are all digital media firms for which we provide technology platforms. To date, we have insertion orders to generate revenue from our video, mobile, and display traffic.

Activities which have taken place in the fourth quarter of 2017 include:

- began running ebay ads on the websites the company owns. Ebay is paying us a flat rate of $0.30 a click.

- began running ads from Sortbale Inc. on the websites the Company owns. They are paying on varying price per click bases.

- began purchasing traffic from Genesis Media.

- began running video ads from Zippor on the Genesis Media traffic.

Revenue generated generally is paid 90 days after generated, so revenues from October 2017 will be paid in January 2018.

The Company may also seek to further grow its business in the future through a business combination with an entity offering owned and operated web sites and mobile apps integrated to build a custom demand side platform which would provide further online advertising opportunities. The determination as whether to seek any acquisition opportunities or the time of such activities will be determined by the Company’s board of directors as the Company’s current business plan develops and based upon future financing opportunities to provide capital to acquire businesses and support those activities once brought in house.

As the Company is first executing its business plan in the fourth quarter of 2017, with initial revenues not expected until the first quarter of 2018, it is not possible to assure that the Company’s business plan will be successful or the period of time which will elapse before it is successful. The startup market is highly competitive and the percentage of companies that survive and prosper is small. Startup investments often experience unexpected problems in the areas of product development, manufacturing, marketing, financing, and general management, among others, which frequently cannot be solved. In addition, Startups may require substantial amounts of financing, which may not be available through institutional private placements, the public markets or otherwise.

As of December 31, 2016, the Company had no operations nor did it currently engage in any business activities generating revenues. The Company’s principal business objective was, at that time, to effect the business combination with a target company so as to develop its business plan of becoming a full service advertising platform.

22

Results of Operations

Years Ended December 31, 2016 versus the period from inception on January 12, 2015 to December 31, 2015

For the year ended December 31, 2016 the Company had a net loss of $51,787 with no revenue versus a net loss of $4,025 with no revenue for the period from inception on January 12, 2015 to December 31, 2015.

Revenue

The Company has not generated revenues since its inception.

Operating Expenses

Total operating expenses for the year ended December 31, 2016 were $51,787 versus $4,025 for the period from inception on January 12, 2015 to December 31, 2015. The increase in expenses is due to the costs associated with preparing the Company’s quarterly financial statements and the legal expenses associated with the reporting requirements of public companies.

Liquidity and Capital Resources

As of December 31, 2016, the Company had a working capital deficit of approximately $3,636 versus a working capital of approximately $2,563 as of December 31, 2015.

For the year ended December 31, 2016 and for the period from inception on January 12, 2015 to December 31, 2015, there was no net cash provided by operating, investing or financing activities.

During the period ending December 31, 2016, Mr. Boulette, as an officer and director of the Company, has financed operations in the amount of $50,714.

Going Concern Qualification

Our Independent Registered Public Accounting Firm has included a “Going Concern Qualification” in their report for the year ended December 31, 2016 and for the period from inception on January 12, 2015 to December 31, 2015. At present, the Company has no operations and the continuation of the Company as a going concern is dependent upon financial support from its stockholders, its ability to obtain necessary equity financing to continue operations and/or to successfully locate and negotiate with a business entity for the combination of that target company with EvaMedia.

Off-Balance Sheet Arrangements

As of December 31, 2016 there were no off balance sheet arrangements.

Plan of Operations for the Next Twelve Months

Our plan of operations for the next 12 months is as follows:

During 2017, the Company intends to develop an online company, offering owned and operated web sites and hundreds of mobile apps integrated exclusively to build a custom Demand Side Platform allowing unparalleled online advertising opportunities to companies of all sizes. The most likely target companies are those seeking the perceived benefits of a reporting corporation. Such perceived benefits may include facilitating or improving the terms on which additional equity financing may be sought, providing liquidity for incentive stock options or similar benefits to key employees, increasing the opportunity to use securities for acquisitions, providing liquidity for shareholders and other factors. Business opportunities may be available at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities difficult and complex.

23

In analyzing prospective business opportunities, EvaMedia Corp may consider such matters as the available technical, financial and managerial resources; working capital and other financial requirements; history of operations, if any; prospects for the future; nature of present and expected competition; the quality and experience of management services which may be available and the depth of that management; the potential for further research, development, or exploration; specific risk factors not now foreseeable but which may be anticipated; the potential for growth or expansion; the potential for profit; the perceived public recognition or acceptance of products, services, or trades; name identification; and other relevant factors. This discussion of the proposed criteria is not meant to be restrictive of the virtually unlimited discretion of the Company to search for and enter into potential business opportunities.

The search for a target company will not be restricted to any specific kind of business entities, but may acquire a venture that is in its preliminary or development stage, that is already in operation, or in essentially any stage of its business life. It is impossible to predict at this time the status of any business in which the Company may become engaged, whether such business may need to seek additional capital, may desire to have its shares publicly traded, or may seek other perceived advantages which the Company may offer. The Company will participate in a business combination only after the negotiation and execution of appropriate agreements. Although the terms of such agreements cannot be predicted, generally such agreements will require certain representations and warranties of the parties thereto, will specify certain events of default, will detail the terms of closing and the conditions which must be satisfied by the parties prior to and after such closing and will include miscellaneous other terms.

Critical Accounting Policies, Judgments and Estimates

Our discussion and analysis of our financial position and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with U.S. generally accepted accounting principles. Our significant accounting policies are described in Note 1 to the consolidated financial statements which form a part of this Form 10-K. The preparation of these consolidated financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported revenues and expenses during the period. Actual results could differ from these estimates. We consider certain accounting policies related to accrued to be significant to our business operations and the understanding of our results of operations.

Accrued Expenses

As part of the process of preparing our consolidated financial statements, we are required to estimate certain expenses. This process involves identifying services that have been performed on our behalf and estimating the level of service performed and the associated cost incurred for such service as of each balance sheet date in our financial statements. Examples of estimated expenses for which we accrue include professional service fees and fees paid to consultants. Our estimates are most affected by our understanding of the status and timing of services provided relative to the actual levels of services incurred by such service providers. In the event that we do not identify certain costs which have begun to be incurred or we under-estimate or over-estimate the level of services performed or the costs of such services for a period, our reported expenses for such period would be too low or too high. We make these estimates based upon the facts and circumstances known to us in accordance with generally accepted accounting principles.

24

For the period ending September 30, 2017

We are a technology company that has developed a cross channel advertising platform built on top of a big data driven predictive modeling and artificial intelligence layer. We have coupled this technology to our mood targeting platform that takes the predictive modeling one step further by incorporating the current mood of each person behind each impression. Our technology is designed to analyze billions of pieces of information real time in order to determine if an impression has the potential to achieve a conversation for an advertiser. This marketing space is called programmatic ad buying. Advertisers are moving their budgets from traditional ad buying to the programmatic space in order to automate their ad buying needs. (http://www.adweek.com/digital/marketers-are-investing-heavily-in-programmatic-advertising-report/). We have positioned our platform to achieve more for less compared to our competitors.

In July 2017, we began revenue generating activities and are generating our first revenues in the fourth quarter of 2017, with our first receivables expected to be collected in January 2018. Our current and potential clients include: Madrivo, Admedia, Rhythmone, Altitude-digital, beachfront media and Q1 media, which are all digital media firms for which we provide technology platforms. To date, we have insertion orders to generate revenue from our video, mobile, and display traffic.

Activities which have taken place in the fourth quarter of 2017 include:

- began running ebay ads on the websites the company owns. Ebay is paying us a flat rate of $0.30 a click.

- began running ads from Sortbale Inc. on the websites the Company owns. They are paying on varying price per click bases.

- began purchasing traffic from Genesis Media.

- began running video ads from Zippor on the Genesis Media traffic.

Revenue generated generally is paid 90 days after generated, so revenues from October 2017 will be paid in January 2018.

Results of Operations

Three Months Ended September 30, 2017 versus September 30, 2016

For the three months ended September 30, 2017 the Company had a net loss of $38,576 with no revenue versus a net loss of $23,719 with no revenue for the three months ended September 30, 2016.

Revenue

The Company has not generated revenues since its inception.

Operating Expenses

Total operating expenses for the three months ended September 30, 2017 were $38,576 versus $23,719 for the three months ended September 30, 2016. The increase in expenses is due to the costs associated with preparing the Company’s quarterly financial statements and the legal expenses associated with the reporting requirements of public companies.

Nine Months Ended September 30, 2017 versus September 30, 2016

For the nine months ended September 30, 2017 the Company had a net loss of $149,742 with no revenue versus a net loss of $35,109 with no revenue for the nine months ended September 30, 2016.

Revenue

The Company has not generated revenues since its inception.

Operating Expenses

Total operating expenses for the nine months ended September 30, 2017 were $149,742 versus $35,109 for the nine months ended September 30, 2016. The increase in expenses is due to the costs associated with preparing the Company’s quarterly financial statements and the legal expenses associated with the reporting requirements of public companies.

25

Liquidity and Capital Resources

As of September 30, 2017, the Company had a working capital deficit of $29,037 versus a working capital deficit of $3,636 as of December 31, 2016.

Net Cash Used in Operating Activities

Net cash used in operations was $207,584 for the nine months ended September 30, 2017 compared to $0 for the nine months ended September 30, 2016. The increase was primarily attributable to the Company opening up a bank account in the nine months ended September 30, 2017. In the nine months ended September 30, 2016, the CEO paid all expenses as a capital contribution to the Company.

Net Cash Used in Investing Activities

Net cash used in investing activities for the six months ended September 30, 2017 was $20,800 compared to $0 for the nine months ended September 30, 2016. The Company paid $20,800 for website development costs in the nine months ended September 30, 2017.

Net Cash Provided by Financing Activities

Cash flows provided by financing activities for the nine months ended September 30, 2017 was $228,384 compared to $0 for the nine months ended September 30, 2016. This increase is primarily attributed to the proceeds from the stock subscription of $212,621 in the nine months ended September 30, 2017.

The Company’s independent auditors have issued a report raising substantial doubt about the Company’s ability to continue as a going concern. At present, the Company has no operations and the continuation of the Company as a going concern is dependent upon financial support from its stockholders, its ability to obtain necessary equity financing to continue operations and/or to successfully locate and negotiate with a business entity for the combination of that target company with EvaMedia.

Off Balance Sheet Arrangements

As of September 30, 2017 there were no off balance sheet arrangements.

Plan of Operations for the Next Twelve Months

Our plan of operations for the next 12 months is as follows:

During 2017, the Company is actively pursuing online advertising business. The goal is to offer owned and operated web sites and hundreds of mobile apps. These apps and websites will be integrated exclusively into our own custom Demand Side Platform allowing online advertising opportunities to companies of all sizes. In order to accomplish this we are seeking partnership opportunities with existing companies. The most likely target companies are those seeking the perceived benefits of a reporting corporation. Such perceived benefits may include facilitating or improving the terms on which additional equity financing may be sought, providing liquidity for incentive stock options or similar benefits to key employees, increasing the opportunity to use securities for acquisitions, providing liquidity for shareholders and other factors. Business opportunities may be available at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities difficult and complex.

26

Critical Accounting Policies, Judgments and Estimates

Our significant accounting policies are fundamental to understanding our results of operations and financial condition. Some accounting policies require that we use estimates and assumptions that may affect the value of our assets or liabilities and financial results. These policies are described in “Critical Accounting Policies, Judgments and Estimates” and Note 2 (Accounting Policies) to Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2016. During the first nine months ending September 30, 2017, there have been no modifications to our Accounting Policies as defined in Form 10-K for the year ended December 31, 2016.

Off Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have, or are reasonably likely to have, an effect on our financial statements.

27

BUSINESS

The Company was incorporated on January 12, 2015 under the laws of the State of Delaware to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions.

Since inception the Company’s operations to date of the period covered by this report have been limited to issuing shares of common stock to its original shareholders and filing a registration statement on Form 10 on March 2, 2015 with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 as amended to register its class of common stock and effecting a change in control.

On September 15, 2015, the following events occurred resulting in a change of control:

The Company redeemed an aggregate of 19,500,000 of the then 20,000,000 shares of outstanding stock at a redemption price of $.0001 per share for an aggregate redemption price of $1,950 James Cassidy and James McKillop, the then current officers and directors resigned.

David Boulette was named the sole director and officer of the Company.

On September 16, 2015, the Company issued 3,000,000 shares of its common stock to David Boulette.

The Company filed a Form 8-K noting the change in control.

CURRENT ACTIVITIES

We are a technology company that has developed a cross channel advertising platform built on top of a big data driven predictive modeling and artificial intelligence layer. We have coupled this technology to our mood targeting platform that takes the predictive modeling one step further by incorporating the current mood of each person behind each impression. Our technology is designed to analyze billions of pieces of information real time in order to determine if an impression has the potential to achieve a conversation for an advertiser. This marketing space is called programmatic ad buying. Advertisers are moving their budgets from traditional ad buying to the programmatic space in order to automate their ad buying needs. (http://www.adweek.com/digital/marketers-are-investing-heavily-in-programmatic-advertising-report/). We have positioned our platform to achieve more for less compared to our competitors.

In July 2017, we began revenue generating activities and are generating our first revenues in the fourth quarter of 2017, with our first receivables expected to be collected in January 2018. Our current and potential clients include: Madrivo, Admedia, Rhythmone, Altitude-digital, beachfront media and Q1 media, which are all digital media firms for which we provide technology platforms. To date, we have insertion orders to generate revenue from our video, mobile, and display traffic.

Activities which have taken place in the fourth quarter of 2017 include:

- began running ebay ads on the websites the company owns. Ebay is paying us a flat rate of $0.30 a click.

- began running ads from Sortbale Inc. on the websites the Company owns. They are paying on varying price per click bases.

- began purchasing traffic from Genesis Media.

- began running video ads from Zippor on the Genesis Media traffic.

Revenue generated generally is paid 90 days after generated, so revenues from October 2017 will be paid in January 2018.

The Company may also seek to further grow its business in the future through a business combination with an entity offering owned and operated web sites and mobile apps integrated to build a custom demand side platform which would provide further online advertising opportunities. The determination as whether to seek any acquisition opportunities or the time of such activities will be determined by the Company’s board of directors as the Company’s current business plan develops and based upon future financing opportunities to provide capital to acquire businesses and support those activities once brought in house.

As the Company is first executing its business plan in the fourth quarter of 2017, with initial revenues not expected until the first quarter of 2018, it is not possible to assure that the Company’s business plan will be successful or the period of time which will elapse before it is successful. The startup market is highly competitive and the percentage of companies that survive and prosper is small. Startup investments often experience unexpected problems in the areas of product development, manufacturing, marketing, financing, and general management, among others, which frequently cannot be solved. In addition, Startups may require substantial amounts of financing, which may not be available through institutional private placements, the public markets or otherwise.

There are many billions of daily trades across all digital the advertising exchanges, thousands of times more than the number of daily trades executed by NASDAQ and the NYSE combined. (https://www.mediapost.com/publications/article/286405/rtb-continues-to-dominate-programmatic-market-by-w.html) Our Artificial Intelligence system automatically purchases ad spots, one at a time, on these websites via exchanges or direct relationships. Our mood targeting system then determines what ad to show to these people based on their mood. If it is winter and they live in a cold climate an Expedia ad about travel could be a good match. If they are a day trader and they stock market is up perhaps a Lexus ad for a new car would fit. Our system analyzes every possible data stream it can access to make these decision mappings. This then allows our system to create portfolios designed to optimize the goals of our advertisers, such as increasing sales, spreading brand awareness and decreasing the cost of acquisition.

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Our solution is designed to optimize both direct-response campaigns focused on generating specific consumer purchases or responses, as well as brand campaigns geared towards lifting brand metrics, generally defined as cost-per-click and brand survey goals. We provide a differentiated solution that is simple, powerful, scalable and extensible across geographies, industry verticals and the display, mobile, social and video digital advertising channels. According to MAGNA GLOBAL, display, mobile, social and video channels for digital advertising are forecast to grow from $45 billion in 2013 to $82 billion in 2017 globally (https://magnaglobal.com/magna-advertising-forecasts-winter-update-digital-media-drives-global-ad-sales-to-5-7-strongest-growth-in-six-years-driven-by-social-and-search/).

Increasingly, companies are attempting to leverage big data to make strategic and tactical decisions. At EvaMedia, rather than focusing on data analysis by humans, we have built tools to perform analysis and make decisions autonomously. The benefit of a general platform that autonomously adapts and learns while solving multiple problems instead of solving one specific problem at a time is that, with very little manual configuration, our platform is built to be horizontally scalable in order to run an infinite amount of campaigns.

Our platform is cross channel meaning we can target the same person on desktop and mobile. We are also integrated into display, mobile, video, search and app exchanges. This allows us to target users as they are on search engines, in an app, on a mobile website, watching a video, or browsing the web on their computer. We bring together every aspect of online advertising into one package. We have found that synergies of doing this results in over 50% higher conversions rate.

A side effect of our mood targeting platform is that we have essentially eliminated all non-human traffic from ever reaching and advertisers campaign. Bots do not have moods and as such they will never match up with a campaign. This ensures that every impression is a real person who is seeing the ad. Our competitors on the other hand are dealing with non-human traffic by giving credits for this after it had happened. Google is notorious for filtering out invalid clicks and refunding advertiser money a month after the impression was served and paid for (https://www.en.advertisercommunity.com/t5/Ad-Approval-Policy/How-Google-AdWords-Detects-Invalid-Clicks/td-p/107444).

Through our partnerships we have developed and continues to enhance our disruptive technology. Our scientists have backgrounds in Artificial Intelligence, Big Data, machine learning and high-availability and distributed systems from institutions such as the University of Waterloo. We are always striving to stay one step ahead of the curve in order to make sure our clients are getting as much for their advertising spend as possible.

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As of December 31, 2016 the Company had not generated revenues and had no income or cash flows from operations since inception. At December 31, 2016, the Company had sustained net loss of $51,787 and had an accumulated deficit of 55,812.

The Company’s independent auditors have issued a report with an explanatory paragraph regarding management’s determination that certain factors raise substantial doubt about the Company’s ability to continue as a going concern. At present, the Company has no operations and the continuation of the Company as a going concern is dependent upon financial support from its stockholders, its ability to obtain necessary equity financing to continue operations and/or to successfully locate and negotiate with a business entity for the combination of that target company with EvaMedia.

There is no assurance that the Company will ever be profitable.

Online advertising is a form of marketing and advertising which uses the Internet to deliver promotional marketing messages to consumers. It includes email marketing, search engine marketing, social media marketing, many types of display advertising (including web banner advertising), and mobile advertising. Like other advertising media, online advertising frequently involves both a publisher, who integrates advertisements into its online content, and an advertiser, who provides the advertisements to be displayed on the publisher’s content. Other potential participants include advertising agencies who help generate and place the ad copy, an ad server which technologically delivers the ad and tracks statistics, and advertising affiliates who do independent promotional work for the advertiser.

Our business targets the programmatic online advertising industry. A demand side platform is a system that allows buyers of digital advertising inventory to manage multiple ad exchange and data exchange accounts through one interface.[1] Real-time bidding for displaying online advertising takes place within the ad exchanges, and by utilizing a DSP, marketers can manage their bids for the banners and the pricing for the data that they are layering on to target their audiences.

DSPs are unique because they incorporate many of the facets previously offered by advertising networks, such as wide access to inventory and vertical and lateral targeting, with the ability to serve ads, real-time bid on ads, track the ads, and optimize. This is all kept within one interface which creates a unique opportunity for advertisers to truly control and maximize the impact of their ads. The sophistication of the level of detail that can be tracked by DSPs is increasing, including frequency information, multiple forms of rich media ads, and some video metrics. Many third parties are integrating with DSPs to provide better tracking.

DSPs are commonly used for retargeting, as it is able to see a large volume of inventory in order to recognize an ad call with a user that an advertiser is trying to reach.

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Business and early history

EvaMedia was founded in 2015 by David Boulette. With his computer science background and past online marketing experience, he began building the technology stack from the ground up. Since then, Dave has been busy creating websites, mobile apps and the custom demand side platform. EvaMedia was created with one goal, simplify online advertising and make it easier for marketers to shift dollars from broadcast and other non---traditional media. The focus has been on simplifying the buying process and leveraging our unique technology, we have been extensively refining our advertising platform so brands / businesses and agencies can easily have a turn key solution.

Our primary business is development of a demand side online marketing platform and related applications and websites. We are a team of marketing and computer science professionals who have come together with a common goal of making online marketing easier and more effective for advertisers.

We have owned and operated websites and mobile apps integrated exclusively to our custom built Demand Side Platform (“DSP”). Our DSP uses huge amounts of data to allow our clients to target their advertising campaigns so only potential clients see their ads. This allows us to provide unparalleled online advertising opportunities companies large and small.

Via our custom-built demand side platform, our exclusive owned and operated site list, and our 500+ custom built mobile applications, we provide a digital business solution for helping any business reach and over achieve their KPIs. Outside of our own DSP, we have the ability to access additional inventory from 15 different global exchanges. Leveraging our unique AI and matching with appropriate data sets, we position ourselves with several competitive advantages when deploying data around unique O&O ad formats. We anticipate up to 40% better performance at more competitive rates vs the competition.

Our target clients are small to large sized companies. We also work with advertising agencies and marketers direct. We are looking to take our advertising offering direct to companies small to large sized. To do this we will be setting up sales offices in key geographical regions. We also will be hiring a senior sales staff with deep connections and longstanding relationships. With our completed tech platform, we can steady our focus on revenue generation and profitability. Given the robust and comprehensive platform, we are in a great position for business renewal once we start working with clients.

2017, with our first receivables expected to be collected in January 2018. Our current and potential clients include: Madrivo, Admedia, Rhythmone, Altitude-digital, beachfront media and Q1 media, which are all digital media firms for which we provide technology platforms. To date, we have insertion orders to generate revenue from our video, mobile, and display traffic.

Activities which have taken place in the fourth quarter of 2017 include:

- began running ebay ads on the websites the company owns. Ebay is paying us a flat rate of $0.30 a click.

- began running ads from Sortbale Inc. on the websites the Company owns. They are paying on varying price per click bases.

- began purchasing traffic from Genesis Media.

- began running video ads from Zippor on the Genesis Media traffic.

Revenue generated generally is paid 90 days after generated, so revenues from October 2017 will be paid in January 2018.

Our principal executive office is located at 75 Broadway Suite 202, San Francisco, CA 94111. Our website is evamediaco.com. Our website and the information contained on, or that can be accessed through, our website will not be deemed to be incorporated by reference in, and are not considered part of, this prospectus. You should not rely on our website or any such information in making your decision whether to purchase our common stock.

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Our Patents and Intellectual Property

We also rely on trade secrets and know-how, and there is no assurance that others will not independently develop the same or similar technology or obtain unauthorized access to our trade secrets, know-how and other unpatented technology. To protect our rights in these areas, we require all employees, consultants, advisors and collaborators to enter into strict confidentiality agreements. These agreements may not provide meaningful protection for our unpatented technology in the event of an unauthorized use, misappropriation or disclosure. While we have attempted to protect the unpatented proprietary technology that we develop or acquire, and will continue to attempt to protect future proprietary technology through patents, copyrights and trade secrets, we believe that our success will depend, to a large extent, upon continued innovation and technological expertise.

In general, the level of protection afforded by a patent is directly proportional to the ability of the patent owner to protect and enforce those rights through legal action. Since our financial resources are limited, and patent litigation can be both expensive and time consuming, there can be no assurance that we will be able to successfully prosecute an infringement claim in the event that a competitor develops a technology or introduces a product that infringes on one or more of our patents or patent applications. There can be no assurance that our competitors will not independently develop other technologies that render our proposed products obsolete. In general, we believe the best protection of our proprietary technology will come from market position, technical innovation, speed-to-market, and product performance. There is no assurance that we will realize any benefit from our intellectual property rights.

Our Sales and Marketing Strategy and Technology

Scalable

Push new features, changes and upgrades with minimal development effort.

Intuitive decision support system

Relevant information will be displayed facilitating intelligent business decision making

Mood
Targeting

Demand Side Platform

Neuro
Science
Eva Neural
Network

Reactive machine learning forecasting system

Using morden pattern recognitation algorithms the system will improve its accuracy with time, maximize profite, reduce spending and provides the best suggestions for ad campaigns.ural

Reactive architecture

The system will change depending on thecircumstances reacting to different situations creating an incredibly redundant system

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Target Market and the Industry

According to “Key Trends Which are Transforming the Advertising Industry in 2016”, Feb 19, 2016, By Zachary Reiss-Davis in Salesforce.com, “globally, digital advertising is forecasted by PWC to grow from $135 billion in 2014 to $240 billion in 2019, a compound annual growth rate (CAGR) over the period of 12.1%. At the same time, Magna Global just forecasted that in 2016, digital advertising will surpass television advertising for the first time, with $66B in revenue in the U.S. This is made even more remarkable because it is an accelerating trend globally — last year, Magna Global and PWC forecasted that digital advertising would pass TV in 2017”.

“When we look at the growth of digital advertising, those numbers are built on the massive growth in mobile advertising. In 2015, for the first time, more advertising was spent on mobile than on desktop ads. As everyone spends more time on mobile, with three hours and eight minutes spent per US adult daily this year, this trend will grow. The percentage spend on mobile is forecasted by eMarketer to grow to 63% this year, 70% (or $65B) by 2019. When we look at mobile advertising, the growth of Facebook, Twitter, and Instagram are the largest factors; Facebook is predicted to reach $6.3 billion in mobile revenue in 2016, more than 3x the mobile ad revenue of Google.”

Market Overview

We are able to provide companies with an efficient pricing model and top of the line results for all their digital marketing needs. Our custom built demand side platform is a market leader, providing unrivalled targeting and ROI for clients. Our aggregated traffic sources enable us to strive to find a price point unmatched by any of our competitors.

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Market Needs

Companies allocated a marketing budget for their digital needs. They pass along budget to their advertising agency. The advertising agency is then in charge of planning and buying via networks. The network then works with the publishers who own the traffic. At each layer of the transaction, a markup is being added to the buying process. Our model is to establish direct relationships to offer clients a more efficient CPM, custom SDK, Analytics and access to premium ad formats within and exclusive environment for desktop and mobile app.

We seek to establish direct relationships with clients (brands/Businesses/Marketers) and allow them to utilize our turn key SDK and exclusive inventory. In order to establish our brand and secure footholds in our key markets, we will sponsor national and regional industry events, sponsor key note speakers along with EVA exclusive events. We will also hire a seasoned leadership team with extensive sales experience in the ad tech industry. Customized SDK and exclusive access to premium inventory through unique ad formats with competitive pricing. We will look to different types of promotions including corporate sponsorships, participation in industry events, such as ad tech summits and participation in teaching conferences.

Competitive Landscape In The Digital Advertising industry

With the heightened Internet penetration in the U.S. and proliferation of content, especially user-generated content, the digital advertising market has taken center-stage in the advertising industry. Furthermore, users frequently consult the Internet before finalizing their purchase. As a result, the competition in the industry has increased tenfold. Companies currently operate a broad spectrum of services ranging from search engine advertising, which includes behemoth Google, to analytics. However, digital ad companies are focusing on grabbing the most eyeballs for their content partners.

According to www.statista.com, “digital advertising spending worldwide – which includes both desktop and laptop computers as well as mobile devices – stood at an estimate at 194.6 billion U.S. dollars in 2016. This figure is forecast to constantly increase in the coming years, reaching a total of 335 billion U.S. dollars by 2020. Mobile internet advertising is a heavily invested sub-sector of the digital advertising industry. Mobile internet advertising spending is forecast to increase from an estimate of 109 billion U.S. dollars in 2016 to just over 247 billion U.S. dollars in 2020. Following this pattern, mobile advertising spending in the U.S. is also forecast to grow in the coming years. Mobile ad spending in the U.S. is projected to approximately double between 2015 and 2019.”

Our Employees and Consultants

At the present time, we have only one employee, David Boulette, who is our CEO. Our CFO is a consultant and is paid $1,000 per month. Upon consummation of the financing, we intend to hire full time programmers and media personnel and obtain financial reporting assistance. Until we are able to do so, we rely on third party contracts, currently with AiDataSoft which provides our team of computer scientists. On May 4, 2017, the Company entered into a software development agreement with this entity to design, develop and implement software, which is defined as websites, applications, and demand side platform. The agreement has no specified termination date and is cancellable at any time. In consideration for services to be perfor med, we must provide a retainer in the amount of $20,000 that is to be replenished once the billed costs bring the retainer to a level below $1,000. Projects will be billed on a per project basis.

Description of Properties

We lease office space at 75 Broadway Suite 202, San Francisco, CA 94111.

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LEGAL PROCEEDINGS

From time to time, we are involved in lawsuits, claims, investigations and proceedings, including pending opposition proceedings involving patents that arise in the ordinary course of business. There are no matters pending that we expect to have a material adverse impact on our business, results of operations, financial condition or cash flows.

Item 10. Directors, Executive Officers, and Corporate Governance

The Directors and Officers of the Company are as follows:

Name	Age	Position
David Boulette	37	Principal Executive Officer and Director
Mark Corrao	59	Principal Financial Officer
Brian Fields	39	Director
Phil Aspin	36	Director

David Boulette serves as a director and officer of the Registrant. Mr. Boulette has vast expertise in computer technology and is knowledgeable in a vast array of computer operating systems (such as Windows, Linus, Solaris, UNIX, Mac OS, Vista) and languages (such as C++, Java, JSP, Prolog, Oracle, DB2, Flash, Action Script to name just a few). He has over 10 years of software development experience, extensive UML experience and is skill in database design using Oracle and SQL 2000/2005. Since 2010 to the president, Mr. Boulette was the chief executive of Bigdnet, a technology company he founded, focused on building media solutions for the digital advertising space. After developing a suite of products, he focused on investing in startups via marketing and development services. His company has helped to launch and develop many successful startups including a record label (roulettemediarecords.com), an online casino (Hotstripecasino.com), an advertising company (EverythingAmped.com) and a health food company (Healthysupplements.com). From 2006 to 2010, Mr. Boulette worked as Lead Software Engineer at LiveHive Systems, from 2003 to 2006, he was Senior Software Developer at ATS Automation and from 2000 to 2003 he was Software Developer at Kuntz Electroplating, Inc. Mr. Boulette received his BSC in Company Science in 2005 from WLU, Waterloo, Ontario.

Mark Corrao has experience in financial management with a proven track record of raising capital and extraordinary bottom line management. He has been involved in the initial registration of numerous public companies and subsequent SEC quarterly and annual reporting and has developed, authored and presented numerous business plans and models inclusive of budgets, forecasts, cash flow, cash management and investment strategies.

His professional background is extensive. From 2012 to present he has been a Managing Director and CFO of The Mariner Group LLC, which has merged with the CFO Squad, creating a much larger and diverse multi-talented organization. The CFO Squad is a financial and business advisory firm providing outsourced and part-time CFO services for emerging to midsized companies (both private and public) in a wide range of businesses and industries. He has been the Chief Financial Officer and a director from 2012 – present of KannaLife Sciences, Inc., a pharmaceutical company specializing in the research and development of novel and new therapeutic agents designed to reduce oxidative stress and act as immune-modulators and neuroprotectants. From 2010-12, he served as Chief Financial Officer of New York Business Efficiency Experts, Inc. which provides professional services in the financial areas of accounting, taxation, auditing, venture capital and SEC registrations (reporting). He served as a Director (from 2001–2013) and Chief Financial Officer (2001–2010) of StrikeForce Technologies, Inc. Edison, NJ, a manufacturer of proprietary software for the prevention of identity theft and the protection of computer systems from unauthorized access.

Phil Aspin is a dynamic, highly trained and skilled business developer, with a deep understanding of the online market place, online strategy and a flair for innovation. Demonstrable, defined and measurable success in every role to date with a proven track record in generating revenue, hitting targets, driving business goals and managing multi-million dollar projects. Comprehensive experience working in fast paced environments and possessing strong influencing skills at all levels of senior business leaders and stakeholders.

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He was the Chief Executive Officer of Click.net from May 2009 – April 2016 (7 years) in Dubai, UAE. He was initially responsible for the startup of Click.net back in 2009, which included facilitating the build of all systems, generation of all legal documentation, corporate site and structuring of the sales and execution strategy. From August 2006 – May 2009, he ran a division of ValueClick Europe, and he held various positions in other entities in the industry starting in 2002. Mr. Aspin is suited to be a director of the Company due to his experience in online marketing.

Brian Fields, 39, Brian Fields has over 15 years of advertising/media experience. Currently (from April 2014 to present), he is the owner of Hoszu Inc. a consultation company dedicated to advertising and media. He is also on the advisory board for Social Nature, a social product sampling community that motivates consumers to buy natural products. Brian is also the co-founder of Urban Fields Inc. a real estate investment company that transforms communities and specializes in Residential/Commercial Leasing.

He was most recently VP of Canada at Silicon Valley based Mode Media (formerly Glam Media), a platform for content discovery, native distribution and advertising (from March 2011 to Dec. 2014). At Mode Media, Brian was responsible for the success of the Canadian office and was also responsible for driving revenue for Emerging Markets including Australia and China.

Brian worked at Mode Media after they had purchased Boxer B-Scene Media where he was Founder and CEO (from February 2005 to March 2011). Prior to starting BBS Media, Brian was Account Planning Manager at Mediacom and serviced BMW / TD and other CPG clients. His advertising career launched at Bates Canada (from May 2003 to Dec 2005), where he planned multimedia channels for Hyundai Automotive Group. Mr. Field is suited to be a director because of his long standing media experience.

Management of the Company

The Company has no full time employees. The arrangements with our CEO and CFO are discussed above.

On September 15, 2015 James Cassidy and James McKillop, both directors of the Company and the then president and vice president, respectively, resigned as directors and all offices of the Company.

Messrs. Cassidy and McKillop each beneficially retain 250,000 shares of the Company’s common stock.

David Boulette was named as the sole director of the Company and appointed its President and sole officer.

Phil Aspin was appointed as a director on November 15, 2016 and Brian Fields was appointed as a director on November 17, 2016. Mark Corrao was appointed principal financial officer on November 15, 2016.

Code of Ethics. The Company has not at this time adopted a Code of Ethics pursuant to rules described in Regulation S-K. The Company has limited shareholders, one of whom also serves as the director and key executive officer. The Company is just commencing operations, and the adoption of an Ethical Code at this time would not serve the primary purpose of such a code to provide a manner of conduct as the development, execution and enforcement of such a code would be by the same persons and only persons to whom such code applied. The Company intends to pursue adoption of a code of ethics in the next several fiscal quarters as its business ramps up.

Corporate Governance. For reasons similar to those described above, the Company does not have a nominating nor audit committee of the board of directors. The Company has no activities, and receives no revenues. At such time that the Company has significant revenues and a significant shareholder base and a larger board of directors and commences activities, the Company will propose creating committees of its board of directors, including both a nominating and an audit committee.

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Item 11. Executive Compensation

The following table sets forth the compensation paid or accrued by us to our principal executive officer for the years ended December 31, 2016 and 2015.

The compensation reported in the summary compensation table below is not necessarily indicative of how we will compensate our officer in the future. We expect that we will continue to review, evaluate and modify our compensation framework and the compensation of our officer could change as the business develops.

Summary Compensation Table for Fiscal 2016 and 2015

Year		Salary ($)	Bonus ($)	Option Awards ($)	All Other Compensation ($)	Total ($)

David Boulette	2016	$-	$-	$-	$-	$-
Principal Executive Officer, Director	2015	$-	$-	$-	$-	$-
Mark Corrao	2016	$1,000	$-	$-	$-	$1,000
Principal Financial Officer	2015	$-	$-	$-	$-	$-

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by the Company for the benefit of its employees.

The Company does not have a compensation committee for the same reasons as described above.

Mr. Corrao is paid $1,000 per month for his services pursuant to his November 2016 agreement with the Company which will increase to $3,500 per month upon a capital raise of at least $1,000,000. Pursuant to their November 2016 agreements with the Company, each of Mr. Aspin and Mr. Fields is to be paid $1500 per Board of Directors meeting attended and to be granted 300,000 shares of our common stock to vest in 100,000 increments on each of the first, second and third anniversaries of the grant date. Those shares have not yet been granted.

Item 12. Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The following table sets forth, as of December 15, 2017, each person known by the Company to be the officer or director of the Company or a beneficial owner of five percent or more of the Company’s common stock. The Company does not have any compensation plans and has not authorized any securities for future issuance. Except as noted, the holder thereof has sole voting and investment power with respect to the shares shown.

Name and Address of Beneficial Owner	Amount of Beneficial Ownership	Percent of Outstanding Stock(1)

David Boulette	3,000,000	76%

All Executive Officers and Directors as a Group (1 Person)	3,000,000	76%

Principal Shareholder:
Randy Jackson	236,600	6%

(1) Based on 3,972,491 shares outstanding.

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Item 13. Certain Relationships and Related Transactions and Director Independence

David Boulette is the majority shareholder of the Company and also serves as its principal executive officer and as a director. During the period ending December 31, 2016, Mr. Boulette contributed capital to the Company by paying for expenses amounting to $50,714.

The Company is not currently required to maintain any independent directors as defined by Rule 4200 of the Nasdaq Capital Market nor does it anticipate that it will be applying for listing of its securities on an exchange in which an independent directorship is required. It is likely Mr. Boulette would not be considered an independent director if it were to do so.

DESCRIPTION OF SECURITIES

General

The Company is authorized to issue 100,000,000 shares of common stock and 20,000,000 shares of preferred stock. Within the limits established by our amended and restated certificate of incorporation, our board of directors has the power at any time and without stockholder approval to issue shares of our authorized common stock or preferred stock for cash, to acquire property or for any other purpose that the board of directors believes is in the best interests of us. Our stockholders have no pre-emptive rights and any decision to issue additional shares of common stock or preferred stock will reduce the percentage ownership of our current stockholders and could dilute our net tangible book value.

Our board of directors has the power to establish the designation, rights and preferences of any preferred stock we issue in the future. Accordingly, our board of directors may, without stockholder approval, issue preferred stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of common stock. Subject to the directors’ duty to act in our best interest, shares of preferred stock can be issued quickly with terms calculated to delay or prevent a change in control or make removal of management more difficult.

The following summary of our capital stock does not purport to be complete and is subject to and qualified in its entirety by our amended and restated certificate of incorporation and our by-laws, each of which are included as exhibits to the registration statement of which this prospectus forms a part and by the provisions of applicable law.

Common Stock

Our common stockholders are entitled to one vote for each share held of record on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect the entire board of directors. The holders of common stock are entitled to receive dividends when, as and if declared by our board of directors out of funds legally available. In the event of our liquidation, dissolution or winding up, our common stockholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. The holders of common stock have no preemptive or other subscription rights and there are no redemption provisions applicable to the common stock. All of our outstanding shares of common stock are fully paid and non-assessable.

Delaware Anti-takeover Statute

We are subject to the provisions of section 203 of the Delaware General Corporation Law regulating corporate takeovers. In general, those provisions prohibit a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

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●	the transaction is approved by the board of directors before the date the interested stockholder attained that status;

●	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

●	on or after the date the business combination is approved by the board of directors and authorized at a meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines “business combination” to include the following:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

●	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

●	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by any of these entities or persons.

A Delaware corporation may opt out of this provision either with an express provision in its certificate of incorporation or bylaws approved by its stockholders. However, we have not opted out, and do not currently intend to opt out, of this provision. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us.

Certificate of Incorporation and By-laws

Our amended and restated certificate of incorporation and by-laws include provisions that may have the effect of delaying or preventing a change of control or changes in our management. These provisions include:

●	the right of the board of directors to elect a director to fill a vacancy created by the resignation of a director or the expansion of the board of directors;

●	the requirement for advance notice for nominations of candidates for election to the board of directors or for proposing matters that can be acted upon at a stockholders’ meeting; and

●	the right of our board of directors to alter our bylaws without stockholder approval.

Transfer Agent

Our transfer agent is VStock Transfer, LLC.

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LEGAL MATTERS

The legality of the shares of common stock offered by this prospectus will be passed upon for us by Jolie Kahn, Esq. of Locust Valley, NY.

EXPERTS

The financial statements as of December 31, 2016 and 2015 set forth in this prospectus have been so included in reliance on the audit report of Sadler, Gibb and Associates, LLC, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 with the Securities and Exchange Commission with respect to this offering. This prospectus, which is part of the registration statement, does not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits and schedules for additional information. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits and schedules attached to the registration statement for copies of the actual contract, agreement or other document.

We also file annual, quarterly and current reports, proxy statements and other documents with the Securities and Exchange Commission under the Exchange Act. You may read and copy any materials that we may file without charge at the Securities and Exchange Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may call the Securities and Exchange Commission at 1-800-Securities and Exchange Commission-0330 for further information on the operation of the Public Reference Room. You may obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the Securities and Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. The Securities and Exchange Commission also maintains an Internet site, http://www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically with the Securities and Exchange Commission. The other information we file with the Securities and Exchange Commission is not part of the registration statement of which this prospectus forms a part.

472,491 Shares of Common Stock

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

We estimate that our expenses in connection with this offering, other than underwriting discounts and commissions, will be as follows:

Securities and Exchange Commission registration fee	$24.64
Printing and engraving expenses	$5,000.00
Legal fees and expenses	$30,000.00
Accountant fees and expenses	$10,000.00
Total	$45,024.64

Item 14. Indemnification of Directors and Officers

Section 102 of the Delaware General Corporation Law allows a corporation to eliminate the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty to the corporation or its stockholders, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock purchase or redemption in violation of the Delaware General Corporation Law or obtained an improper personal benefit.

Our amended and restated certificate of incorporation specifically limits each director’s personal liability, as permitted by Section 102 of the Delaware General Corporation Law, and provides that if the Delaware General Corporation Law is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law as so amended.

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Section 145 of the Delaware General Corporation Law provides, among other things, that a corporation may indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors of otherwise both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person. Our amended and restated certificate of incorporation provides for indemnification of our directors, officers, employees and agents to the fullest extent permitted by the Delaware General Corporation Law.

Item 15. Recent Sales of Unregistered Securities

On January 22, 2015, the Company issued 20,000,000 founders common stock to two directors and officers. On September 15, 2015, the Company redeemed and cancelled 19,500,000 of the then outstanding 20,000,000 shares.

On September 16, 2015, the Company issued 3,000,000 shares to David Boulette as part of the change in control of the Company.

On February 16, 2017, the Company consummated a private placement of 472,491 restricted shares of its common stock to six accredited investors at a purchase price of $0.45 per share for a total purchase price of $212,621. The transaction was a private placement conducted pursuant to Section 4(a)(2) of the Securities Act of 1933 and Rule 506 promulgated thereunder.

Item 16. Exhibits and Financial Statement Schedules

EXHIBIT NUMBER DESCRIPTION

3.1	Certificate of Incorporation of Brown Grotto
Acquisition Corporation (1)

3.2	By-Laws of Brown Grotto Acquisition Corporation(1)

3.3	Specimen stock certificate of Brown Grotto
Acquisition Corporation (1)

3.4	Amendment to the Certificate of Incorporation (4)

5.1	Legal Opinion of Jolie Kahn, Esq.*

10.1	Director Agreement with Phil Aspin (2)

10.2	CFO Consulting Agreement with Mark Corrao (2)

10.3	Director Agreement with Brian Fields (2)

10.4	Form of Common Stock Subscription Agreement (3)

10.5	Software Agreement

23.1	Consent of Sadler, Gibb and Associates, LLC*

23.2	Consent of Jolie Kahn, Esq. (contained in Exhibit 5.1)

101.INS	XBRL Instance Document**
101.SCH	XBRL Taxonomy Extension Schema Document**
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document**
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document**
101.LAB	XBRL Taxonomy Extension Label Linkbase Document**
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document**

* Filed herewith.

** In accordance with Regulation S-T, the XBRL-formatted interactive data files that comprise Exhibit 101 in this quarterly report on Form 10-Q shall be deemed “furnished” and not “filed”.

(1)	Incorporated by reference herein from the Company’s Form 10SB filed on	March 2, 2015.

(2)	Incorporated by reference herein from the Company’s Current Report on	Form 8-K filed on November 21, 2016

(3)	Incorporated by reference herein from the Company’s Current Report on	Form 8-K filed on February 23, 2017

(4)	Incorporated by reference herein from the Company’s Current Report on	Form 8-K filed on May 3, 2017

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Item 17. Undertakings

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2.	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

2.	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability under the Securities Act to any purchaser:

i.	If the registrant is relying on Rule 430B (Section 430B of this chapter):

A.	Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

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ii.	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6.	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in New Castle, Pennsylvania, on the 3rd day of October, 2017.

EVAMEDIA CORP.

By:	/s/ David Boulette
David Boulette, Principal Executive Officer and Director

Dated: December 15, 2017

By:	/s/ Mark Corrao
Mark Corrao, Principal Financial Officer

Dated: December 15, 2017

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David Boulette
David Boulette	Principal Executive Officer, and Director	December 15, 2017

/s/ Phil Aspin
Phil Aspin	Director	December 15 , 2017

/s/ Brian Fields
Brian Fields	Director	December 15, 2017

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